UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      September 29, 2011

XCEL BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
000-31553	76-0307819
(Commission File Number)	(IRS Employer Identification No.)

475 10th Avenue, 4th Floor, New York, NY (Address of Principal Executive Offices)	10018 (Zip Code)

(347) 727-2474
(Registrant’s Telephone Number, Including Area Code)

NetFabric Holdings, Inc.
117 Randolph Avenue,
Jersey City, New Jersey 07305
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A has not been updated to reflect other events concerning our business or financial condition occurring after the subsequent filing date of this Current Report on Form 8-K/A or to modify or update these disclosures by subsequent events.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K/A contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “ongoing,” “could,” “estimates,” “expects,” “intends,” “may,” “appears,” “suggests,” “future,” “likely,” “goal,” “plans,” “potential,” “projects,” “predicts,” “should,” “would,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K/A, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.  All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K/A.  Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K/A could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K/A to conform our statements to actual results or changed expectations.

Item 1.01.	Entry Into a Material Definitive Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The Merger

On September 29, 2011, NetFabric Holdings, Inc., a Delaware corporation (the “Company”), XCel Brands, Inc., a Delaware corporation (“Old XCel”), Netfabric Acquisition Corp., a Delaware corporation (“Acquisition Corp.”) and wholly-owned subsidiary of the Company, and certain stockholders of the Company entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) pursuant to which Acquisition Corp. was merged with and into Old XCel, with Old XCel surviving as a wholly-owned subsidiary of the Company (the “Merger”).  Immediately following the Merger, Old Xcel was merged with and into the Company (the “Short Form Merger”) and the Company changed its name to Xcel Brands, Inc.  Pursuant to the Merger, the Company acquired all of the outstanding capital stock of Old XCel in exchange for issuing an aggregate of 944,688 shares of Common Stock, par value $0.001 per share (the “Common Stock”) to Old XCel’s stockholders at a ratio of 9,446.88 shares of Common Stock for each share of Old XCel common stock outstanding at the effective time of the Merger.  As a result of the Merger, Old XCel’s former stockholders and the IM Ready (as defined below) stockholders became the majority stockholders of the Company.  Shares of the Company’s Common Stock are quoted on the OTCQB under the symbol NFBHD.

Also in connection with the Merger and related transactions, as more fully described herein, the Company issued (i) 2,759,000 shares of Common Stock to IM Ready-Made, LLC, a New York limited liability company (“IM Ready”), and 944,688 shares of Common Stock to Earthbound, LLC (“Earthbound”), both in satisfaction of Old XCel’s obligations under an asset purchase agreement with IM Ready and (ii) 47,132 shares of Common Stock to Mr. Stephen J. Cole-Hatchard (or his designees), a director of the Company, for his agreement to continue to serve as a director of the Company until the effectiveness (such date, the “Appointment Date”) of an information statement that will be filed with the Securities and Exchange Commission (the “Commission”) in connection with the Merger and as required by Rule 14f-1 promulgated under the Securities Exchange Act, as amended (the “Exchange Act”).

On September 28, 2011, the Company filed an amendment to its certificate of incorporation and effected a 1 for 520.5479607 reverse stock split such that holders of Common Stock prior to the Merger held a total of 186,444 shares of Common Stock and options and warrants to purchase 1,065 shares of Common Stock immediately prior to the Merger.  After giving effect to the Merger, the Offering, the Loan and the transactions related thereto (all as defined and described herein), there were 5,742,952 issued and outstanding as of the Closing Date (as defined below).  All numbers of shares of Common Stock referenced herein are on a post-split basis.

Additionally, 20,000 of the shares of Common Stock held by Beaufort Ventures, PLC, a principal stockholder of the Company prior to the Merger, are being held in escrow until such time as final determination is made by the Internal Revenue Service of certain Company tax liabilities.  As additional consideration for the Merger, Old XCel paid to the Company $125,000 at the closing.

The Merger is being accounted for as a reverse acquisition presented as a recapitalization, except no goodwill or other intangible assets are recorded. Accordingly, the financial statements of the Isaac Mizrahi Business (as defined herein) and Old XCel will become the historical financial statements of the Company from the Closing Date.

Private Placement

Simultaneously with the closing of the Merger (the “Closing Date”), pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) between the Company and certain accredited investors (the “Investors”) named in the Securities Purchase Agreement, we completed an offering (the “Offering”), raising proceeds of $4,305,000, through the sale of 8.61 units (each, a “Unit,” and collectively, the “Units”), each Unit consisting of One Hundred Thousand (100,000) shares of Common Stock and a Warrant to purchase Fifty Thousand (50,000) shares of Common Stock, at an exercise price of $0.01 per share (the “Warrants” and together with the Common Stock the “Securities”) at a price of $500,000 per Unit.  Marisa Gardini, our Executive Vice President of Strategic Planning and Marketing and, commencing on the Appointment Date, a director;  the Irrevocable Trust of Rose Dempsey; the D’Loren Family Trust; James Haran, our Chief Financial Officer; Seth Burroughs, our Executive Vice President of Business Development and Treasury; and Mark DiSanto, who has agreed to serve as a member of our board of directors commencing on the Appointment Date, purchased 2; .495; .255; .15; .10 and .25 Units in the Offering, respectively, for purchase prices of $1,000,000; $247,500; $127,500; $75,000; $50,000; and $125,000, respectively, on the same terms and conditions as other investors in the Offering.

The Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending on September 29, 2016. If, one (1) year from the date of issuance there is no effective registration statement registering the shares of Common Stock underlying the Warrants, the Warrants will be exercisable on a cashless basis. The exercise price and number of shares of Common Stock to be received upon the exercise of Warrants are subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or our recapitalization.  In the event of our liquidation, dissolution or winding up, the holders of Warrants will not be entitled to participate in the distribution of our assets.  Holders of Warrants have no voting, pre-emptive, subscription or other rights of stockholders in respect of the Warrants, nor shall holders thereof be entitled to receive dividends.

In connection with the Offering, we issued to Rodman & Renshaw, LLC or its designees, for placement agent services and for nominal consideration, five-year warrants (the “Agent Warrants”) to purchase 9,800 shares of Common Stock, exercisable at any time at a price equal to $5.50 per share.

We have agreed to register the shares of the Common Stock and 100% of the Warrant Shares issued in connection with the Offering, on a registration statement to be filed with the Commission (the “Registration Statement”) within sixty (60) days after the final closing of the Offering (the “Filing Date”) and keep the Registration Statement effective until the earlier of (i) September 29, 2012 or (ii) until all Registrable Securities covered by such Registration Statement have been sold, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

The Agent Warrants have registration rights similar to the registration rights afforded to the Investors.

The Company agreed to include up to 1,200,000 of the shares of Common Stock issuable to IM Ready on the Closing Date in the Registration Statement.

The Company has granted to certain of the executive officers pursuant to their individual employment agreements piggy-back registration rights with respect to the shares of Common Stock issuable upon exercise of the executive warrants.  These individuals have, however, agreed not to include such shares in the Registration Statement.

The Company granted to the holders of the Lender Warrants (as defined herein) piggy-back registration rights with respect to the shares of Common Stock issuable upon exercise of the Lender Warrants and the share issuable upon exercise of the Lender Warrants will be included in the Registration Statement.

Term Loan

On the Closing Date, IM Brands entered into a five year senior secured term facility (the “Loan”) with MidMarket Capital Partners, LLC (“MidMarket”) in the aggregate principal amount of $13,500,000, the net proceeds of which, together with the net proceeds of the Offering, were used: to purchase the Isaac Mizrahi Business; to pay $1,500,000 to QVC, Inc. (“QVC”) under the agreement pursuant to which QVC agreed, among other things, to the assignment to the Company of its agreement with IM Ready; to pay certain fees and expenses of the acquisition of the Isaac Mizrahi Business (as defined herein), the Merger and the Offering; and for general working capital purposes. The Loan is secured by all of the assets and membership interests of IM Brands, and is guaranteed by the Company.  On the Closing Date, the Company also paid a closing fee of $405,000 to MidMarket, equal to 3% of the committed amount.

The principal amount of the Loan is payable as follows:  0% following the closing until January 5, 2013, 2.5% on January 5, 2013 through October 5, 2013,; 3.75% on January 5, 2014 through October 5, 2014; 6.25% on January 5, 2015 through October 5, 2015; 12.5% on January 5, 2016 through the maturity date, which is the date that is 5 years after the closing date.

The interest rate on the Loan is a fixed rate of 8.5%, payable in cash.

Optional Prepayment

IM Brands may prepay the Loan in whole or in part in increments of $500,000, provided that IM Brands pay the following premium in connection with the prepayment:

Period	Applicable Premium
First year following the Closing	3%
Second year following the Closing	2%
Third year following the Closing	1%
Fourth year following the Closing	0%

Mandatory Prepayments

IM Brands is required to prepay the Loan under the following conditions:  (1) if certain indebtedness is incurred by the Company; (2) if IM Brands undertakes certain asset sales or sales of capital stock, with limited exceptions; (3) if there is a payment of the benefits of the Isaac Mizrahi life insurance policy; (4) from excess cash flow of the Company (as defined in the Loan) and (5) from net cash proceeds received by the Company, IM Brands or any subsidiary in excess of $1,000,000 from the sale of equity securities to the extent such proceeds are not used to fund the purchase price, fees, costs or expenses of a potential acquisition.

Excess Cash Flow Sweep

In addition to the Mandatory Prepayments described above, if for any fiscal year ending on or subsequent to December 31, 2012, there is excess cash flow (as defined in the Loan agreements) for such year, then on the payment date following the end of such year, IM Brands is required to make a principal payment on the Loan equal to the lesser of (i) 50% of the excess cash flow or (ii) the positive result of the unencumbered cash and cash equivalents of the Company minus the greater of (x) the “Excess Liquidity” (as defined in the table below)  required to be maintained by IM Brands and (y) $3,000,000.

Financial Covenants

So long as the Loan remains unpaid or unsatisfied, IM Brands shall not, and shall not permit any of its subsidiaries to, directly or indirectly:

1.	Minimum Liquidity. Permit Excess Liquidity to be less than the amount set forth below during each applicable period set forth below:

Fiscal Quarter	Excess Liquidity
Closing Date through December 31, 2011	$1,500,000
January 1, 2012 through March 31, 2012	$1,750,000
April 1, 2012 through June 30, 2012	$2,250,000
July 1, 2012 through September 30, 2012	$2,750,000
October 1, 2012 through June 30, 2013	$3,000,000
July 1, 2013 through September 30, 2013	$3,250,000
October 1, 2013 through March 31, 2014	$3,500,000
April 1, 2014 through June 30, 2014	$3,750,000
July 1, 2014 and thereafter	$4,000,000

2.	Capital Expenditures. Permit the aggregate amount of Capital Expenditures to exceed $400,000 (whether or not financed) for any period of four fiscal quarters of IM Brands.

3.
Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio as of the end of each of the fiscal quarters ending on the dates (or for the periods) set forth for the period of four fiscal quarters ending on such dates (or for the periods) below to be less than the ratio set forth below opposite such period:

Trailing Four Fiscal Quarters Ending	Minimum Fixed Charge
Coverage Ratio
September 30, 2012 and December 31, 2012	1.90 to 1.00
March 31, 2013 and June 30, 2013	1.60 to 1.00
September 30, 2013, December 31, 2013, March 31, 2014, June 30, 2014 and September 30, 2014	1.50 to 1.00
December 31, 2014 and March 31, 2015	1.30 to 1.00
June 30, 2015 and thereafter	1.15 to 1.00

4.
Consolidated Total Leverage Ratio.  Permit the Consolidated Total Leverage Ratio as of the end of each of the fiscal quarters ending on the dates (or for the periods) set forth for the period of four fiscal quarters ending on such dates (or for  the periods) below to be greater than the ratio set forth below opposite such period:

Trailing Four Fiscal Quarters Ending	Maximum
Consolidated
Leverage Ratio
September 30, 2012 and December 31, 2012	3.50 to 1.00
March 31, 2013	3.30 to 1.00
June 30, 2013 and September 30, 2013	3.00 to 1.00
December 31, 2013	2.75 to 1.00
March 31, 2014	2.25 to 1.00
June 30, 2014 and thereafter	2.00 to 1.00

5.
Minimum Consolidated EBITDA.  Permit Consolidated EBITDA as of the end of each of the fiscal quarters ending on the dates set forth for the period of four fiscal quarters ending on such dates below to be less than the amount set forth opposite such quarter in the table below; provided that for the fiscal quarters ended on December 31, 2011, March 31, 2012 and June 30, 2012, such periods shall be one fiscal quarter, two fiscal quarters and three fiscal quarters, respectively:

Fiscal Quarter	Consolidated EBITDA
December 31, 2011	$250,000
March 31, 2012	$1,250,000
June 30, 2012	$2,500,000
September 30, 2012	$4,000,000
December 31, 2012 and March 31, 2013	$4,250,000
June 30, 2013	$4,500,000
September 30, 2013	$4,750,000
December 31, 2013 and thereafter	$5,000,000

Failure to satisfy any of the financial covenants will result in an event of default under the Loan, except that IM Brands has a five-day cure period for violations of the minimum liquidity covenant.  Upon an event of default, the lenders may declare the Loan to be immediately due and payable.  The Company is currently in compliance with each covenant and anticipates remaining in compliance.  If we were unable to pay our outstanding obligations at such time, the lenders could foreclose on the Company’s and IM Brands’ assets and/or our membership interests in IM Brands.

At the closing of the Loan, the Company issued to MidMarket seven year warrants (the “Lender Warrants”) to purchase 364,428 shares of the Common Stock, representing 5% of the Common Stock outstanding as of the Closing Date on a fully diluted basis.  The warrants have an exercise price of $0.01 and contain a cashless exercise provision.  The Company granted to the holders of the Lender Warrants piggy-back registration rights with respect to the shares of Common Stock issuable upon exercise of the Lender Warrants.

Acquisition of the Isaac Mizrahi Business

On May 19, 2011, Old XCel and IM Brands, a wholly-owned subsidiary of Old XCel (together, the “Buyers”), entered into an asset purchase agreement, as amended (the “Purchase Agreement”), with IM Ready, Isaac Mizrahi and Marisa Gardini, pursuant to which the Buyers acquired assets of IM Ready relating to (i) the licensing, promotion and marketing of the “Isaac Mizrahi” brands, including the trademarks and brands “Isaac Mizrahi New York”, “Isaac Mizrahi” and “IsaacMizrahiLIVE” (collectively, the “IM Trademarks”) and the Isaac Mizrahi image and likeness for any commercial use relating to the manufacture, sale and/or distribution of clothing, related accessories, home goods (i.e., home furnishings, home décor, tabletop, cookware and kitchen prep items), food products and any and all other goods and services, but excluding media rights relating to the participation, contribution or appearance (and any marketing or promotion activities related thereto) of Isaac Mizrahi to or in theater and motion pictures and entertainment shows that air on television, film, radio, the internet and/or any other medium other than for the purpose of promoting, or selling any goods, products and/or services under the IM Trademarks and (ii) design services for the “Liz Claiborne New York” brand sold exclusively through QVC.  Such assets included (a) the license agreements between IM Ready and certain third parties related to the IM Trademarks (such license agreements, together with the IM Trademarks themselves, the “Isaac Mizrahi Business”), (b) design agreements with Liz Claiborne, Inc. (“LC”) and QVC to design the Liz Claiborne New York brand for sale exclusively at QVC, (c) computers, design software, lighting equipment, furniture and other tangible assets related to the licensing and design of the IM Trademarks and the design of the Liz Claiborne New York brand, (d) books and records of IM Ready or its affiliates relating to and necessary for the operation of the Isaac Mizrahi Business, (e) products, samples, garments, computer-aided designs, designs, drawings, paintings, illustrations, patterns, fabrics, artwork, advertising, press books and other books, prints, video and audio related to the Isaac Mizrahi Business, (f) intellectual property rights and goodwill associated with the foregoing and (g) proceeds from accounts receivable relating to the Isaac Mizrahi business.  The parties consummated the asset purchase contemplated by the Purchase Agreement on September 29, 2011.  IM Ready has the right to continue to design, source and market a couture apparel line under the “Isaac Mizrahi New York” brand, which is licensed back to IM Ready under the Purchase Agreement, and manage Isaac Mizrahi as a media personality.

Pursuant to an agreement between IM Ready and Earthbound (the “Earthbound Agreement”), Earthbound had intellectual property rights and brand-expansion and marketing rights related to the IM Trademarks and provided all design services related to the Isaac Mizrahi Business for IM Ready.  In connection with the consummation of the acquisition by the Company of the Isaac Mizrahi Business, Old XCel and Earthbound entered into a contribution agreement (the “Contribution Agreement”) pursuant to which, on the Closing Date, Earthbound contributed to the Company (i) the Earthbound Agreement, (ii) all intellectual property rights and brand-expansion and marketing rights held by Earthbound under the Earthbound Agreement, (iii) any intellectual property rights owned by or developed by Earthbound relating to the IM Brands owned by Earthbound and/or its affiliates, agents, officers, directors, employees, including all designs, archives and logos, (iv) all furnishings and equipment and other materials and assets used in connection with the Isaac Mizrahi Business and (v) all rights to any design software and equipment owned or licensed and used by Earthbound in connection with the Isaac Mizrahi Business (collectively, the “Earthbound Assets”) in exchange for 944,688 shares of Common Stock.  Earthbound also purchased one (1) Unit in the Offering.  The closing of the acquisition of the Isaac Mizrahi Business and Earthbound Assets occurred in conjunction with the consummation of the Merger, after which the Company terminated the Earthbound Agreement.

In addition, IM Ready and Earthbound entered into a services agreement (the “Services Agreement”) pursuant to which Earthbound agreed to provide transitional services for IM Ready’s QVC business and advice relating to the Isaac Mizrahi Business for a period of five years, for which IM Ready has made a $600,000 payment to Earthbound and agreed to pay an additional $1,500,000 (the “Future Payment”) to Earthbound over five years.  Pursuant to the Purchase Agreement, the Company assumed IM Ready’s obligations related to the Future Payment.  Upon the closing of the acquisition of the Isaac Mizrahi Business, IM Brands hired those employees of Earthbound (after consultation with, and consent from, Earthbound) necessary to perform the services previously provided by Earthbound to IM Ready.  Earthbound provided the transitional services described in the Services Agreement prior to the consummation of the acquisition.  The Company does not intend to seek or rely on any services from Earthbound under the Services Agreement as it believes it has the personnel and resources to do so, including those obtained through the acquisition of the Earthbound Assets.

Additionally, so long as a principal of Earthbound serves as a member on the board of directors of the Company (Jeffrey Cohen, a principal of Earthbound, has agreed to serve as a director commencing on the 10th day after the Company’s Information Statement on Schedule 14f-1 (which was filed with the Securities and Exchange Commission (the “SEC”)) has been mailed to the Company’s stockholders, on or about October 13, 2011, Earthbound has the right to appoint a board observer.  Earthbound appointed Jack Dweck, a principal of Earthbound and a principal stockholder of the Company, to be its observer on the board of directors of the Company.  As an observer, Mr. Dweck has the right to attend and observe all general meetings of the board of directors, but he has no other rights of a director whatsoever (including voting rights) and receives no compensation from the Company.

Pursuant to the Purchase Agreement, at the closing, the Buyers delivered (i) to IM Ready (a) $9,673,568 in cash, (b) a promissory note (the “Note”) in the principal amount of $7,377,432 and (c) 2,759,000 shares of common stock of the Company (the “IM Ready Stock Consideration”), and (ii) to an escrow agent $500,000 that the escrow agent will pay to IM Ready once IM Ready has paid, subleased or otherwise satisfied the liabilities related to two leased properties (together, the “Closing Consideration”).  The Company also pre-paid $122,568 of interest on the Note on the Closing Date and agreed to include up to 1,200,000 of the shares of the IM Ready Stock Consideration in the registration statement which the Company has agreed to file to register for resale the Shares and Warrant Shares of the Investors (the “Registration Statement”).

The Note initially matures three years from the Closing Date (the “Maturity Date”) subject to extension as described below (the date to which the maturity date of the Note is extended is referred to as the “Subsequent Maturity Date”).  We have the right to pay the Note at the Maturity Date or, subject to the following conditions, in shares of Common Stock.  If we elect to repay the outstanding principal amount of the Note on the Maturity Date by issuing shares of Common Stock, the number of shares issuable will be obtained by dividing the principal amount of the Note then outstanding by the greater of (i) the fair market value of the Common Stock on the Maturity Date and (ii) $4.50 subject to certain adjustments; provided, however, that if the fair market value of the Common Stock is less than $4.50 as adjusted, IM Ready will have the option to extend the maturity of the Note to the Subsequent Maturity Date. If the maturity date of the Note is so extended, IM Ready will have the option to convert the Note into Common Shares based on the greater of (i) the fair market value of the Common Stock on the Maturity Date and (ii) $4.50 subject to certain adjustments.  If the maturity date of the Note is extended, we will also have the option to repay the outstanding principal amount of the Note on the Subsequent Maturity Date in cash or by issuing the number of shares of Common Stock obtained by dividing the principal amount of the Note outstanding on the Subsequent Maturity Date by the fair market value of the Common Stock on the Maturity Date.  In addition, at any time the Note is outstanding, we have the right to convert the Note, in whole or in part, into the number of shares of Common Stock obtained by dividing the principal amount to be converted by the fair market value of the Common Stock at the time of the conversion, so long as the fair market value of our Common Stock is at least $4.50.

In addition to the Closing Consideration and the escrowed funds, IM Ready will be eligible to earn additional shares of Common Stock with a value of up to $7,500,000 (the “Earn-Out Value”) each year for four consecutive years after the Closing Date, with the number of shares to be issued based upon the greater of (i) $4.50 and (ii) average stock price for the last twenty days in such period and with such earn-out payment contingent upon the Isaac Mizrahi Business achieving the “Net Royalty Income” targets set forth below during those years.  The Earn-Out Value is payable solely in stock.  Under the Purchase Agreement, “Net Royalty Income” means booked revenue for the Isaac Mizrahi Business, less the sum of advertising royalties, commissions paid to third parties, payments under royalty sharing or participation agreements, and international withholding (solely to the extent the Buyers are unable to claim a federal tax credit with respect to such international withholding) and other transfer taxes, in each case to the extent related to such booked revenue, calculated in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”); provided, however, that, (i) Net Royalty Income shall not include any deferred revenues recognized during the period for which Net Royalty Income is being calculated for which the Buyers have not received the related payment, and (ii) in the event of the termination of a license agreement with respect to the Isaac Mizrahi Business, the calculation of Net Royalty Income shall not include any revenue accelerated as a result of termination for which termination the Buyers have not received the related payment.

ROYALTY TARGET PERIODS	NET ROYALTY INCOME TARGET	EARN-OUT VALUE
First Royalty Target Period	$16,000,000	$7,500,000
Second Royalty Target Period	$20,000,000	$7,500,000
Third Royalty Target Period	$22,000,000	$7,500,000
Fourth Royalty Target Period	$24,000,000	$7,500,000

IM Ready will receive a percentage of the Earn-Out Value based upon the percentage of the actual Net Royalty Income of the Isaac Mizrahi Business to the royalty target as set forth below.

APPLICABLE PERCENTAGE	% OF EARN-OUT VALUE EARNED
Less than 76%	0%
76% up to 80%	40%
80% up to 90%	70%
90% up to 95%	80%
95% up to 100%	90%
100% or greater	100%

If the Isaac Mizrahi Business receives less than the Net Royalty Income targets specified above during the 12-month period following the closing, IM Ready will be obligated to remit to the Buyers the difference between the net royalty income received and such target in cash or through a reduction of the principal amount of the Note.

IM Ready will also be eligible to earn up to $2,765,500, payable in cash or Common Stock, at the Company’s option, contingent upon the Isaac Mizrahi Business receiving “Cash Net Royalty Income” of at least $2,500,000 from QVC in the twelve month period ending on the four year anniversary of the Closing Date with such stock based upon the greater of (x) $4.50 and (y) fair market value of the common stock at the time of such issuance.  Under the Purchase Agreement, “Cash Net Royalty Income” means, with respect to any period, the sum of (i) gross royalties for the Isaac Mizrahi Business in such period, less the sum of advertising royalties, commissions paid to third parties, payments under royalty sharing or participation agreements, and international withholding (solely to the extent the Buyers are unable to claim a federal tax credit with respect to such international withholding) and other transfer taxes, in each case to the extent related to such gross royalties, calculated on a cash basis, and (ii) any booked revenue for the Isaac Mizrahi Business in such period, calculated in accordance with U.S. GAAP accounting standards, to the extent not included in clause (i) above, but only to the extent that the Buyers or any of their affiliates collect such booked revenue within one hundred (100) days following the end of such period.

There are no conditions upon the Company’s ability to pay this earn-out in shares of Common Stock in lieu of cash.  The number of shares which we issue to satisfy these earn-out payment obligations or obligations under the Note will be based on the future market price of our common stock and is currently not determinable.  The issuance of shares to satisfy such obligations will dilute our then-existing stockholders’ percentage ownership of our company, and such dilution could be substantial.

Pursuant to a voting agreement entered into in connection with the Purchase Agreement (“Voting Agreement”), IM Ready has agreed to appoint a person designated by the board of directors of the Company as IM Ready’s irrevocable proxy and attorney-in-fact with respect to the shares of the Common Stock to be received by IM Ready in connection with the Merger. The proxy holder shall vote in favor of matters recommended or approved by the board of directors.

Pursuant to a lock-up agreement entered into in connection with the Purchase Agreement (“Lock-up Agreement”), IM Ready agreed that during the six (6) months from the Closing Date, in the case of the IM Ready Stock Consideration, or during the twelve (12) months from the date any additional shares are issued to IM Ready pursuant to the Purchase Agreement (collectively, the “Lock-up Shares”), IM Ready may not offer, sell, pledge, hypothecate, grant an option for sale or otherwise dispose of, or transfer or grant any rights with respect to, any of the Lockup Shares, except with respect to up to 1,200,000 of the IM Ready Stock Consideration which the Company agreed to include in the Registration Statement.  With respect to any shares received by IM Ready as consideration under the Purchase Agreement, other than as IM Ready Stock Consideration, upon the expiration of the initial 12-month period, the lock-up restrictions on transfer shall lapse with respect to 25% of the Lockup Shares. Additionally, on the first day of each of the next three quarters, the restrictions on transfer shall lapse with respect to an additional 25% of the Lockup Shares.

Changes Resulting From the Merger and Acquisition of the Isaac Mizrahi Business

The Company engages in the acquisition, design, licensing, and marketing of consumer brands with a focus on brands in the apparel, footwear, and sporting goods industries.  The Company’s business currently consists primarily of the Isaac Mizrahi Business including providing licensing, design and marketing services related to the IM Trademarks.  The Company has relocated its principal executive offices to 475 10th Avenue, New York, New York 10018, and its telephone number is (347) 727-2474.

As used herein, the terms “XCel,” “the Company,” “us” and “we” refer to XCel Brands, Inc. (formerly known as NetFabric Holdings, Inc.) and its subsidiary, IM Brands.  This Current Report on Form 8-K/A contains summaries of the material terms of various agreements executed in connection with the transactions described herein.  The summaries of these agreements are subject to, and qualified in their entirety by reference to these agreements, all of which are incorporated by reference herein.

Description of Business

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the completion of the Merger.  Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting the Common Stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Merger, with such information reflecting the Company and its securities upon consummation of the Merger.

Overview

The Company engages in the acquisition, design, licensing, and marketing of consumer brands. Sales of consumer branded products in recent years face pressure from a number of factors including:

•	consumer loyalty based on the number of brands in the marketplace and highly fragmented advertising channels,
•	differentiation of product, and
•	the rising costs of commodities which result in product price inflation.

Based upon these factors, the Company believes retailers in the three primary retail distribution channels (bricks-and-mortar (i.e. stores and other physical locations), internet, and Direct-Response Television) are increasingly seeking to capture sales by carrying proprietary brands with existing media presence and/or consumer awareness, and/or offering consumers products with differentiated design and value. Given these market trends, the Company’s initial focus is on the acquisition of brands that generate consumer awareness that we can promote through Direct-Response Television, including QVC, a current licensee, and/or potential licensees, bricks-and-mortar retailers and the internet.  As part of its agreement with QVC, IM Brands is restricted from doing business with a competing Direct-Response Television retailer until a year after the termination of its agreement with QVC.

Acquisition Strategy

The Company intends to seek to acquire brands that it believes have or have the potential to create a significant media presence and that the Company can grow through leveraging its design and licensing capabilities across Direct-Response Television, bricks-and-mortar retailers and internet retailers.  The Company will analyze potential acquisitions for their growth potential, ability to sell products across platforms, fit with the Company’s existing business and the economic and strategic impact on the Company.  The Company will also seek to leverage its existing operational infrastructure to operate any acquired business or intellectual property, and may need to hire additional design, marketing or other personnel or incur additional expenses to operate the business. Each acquisition will be analyzed on a case-by-case basis.  Based on its current cash position, the Company will be required to raise additional equity financing, which may be dilutive, or debt financing, which may impose operating restrictions on the Company, unless substantially all of the consideration paid for an acquisition is paid through the issuance of capital stock or a note to the seller.

We also plan to focus on differentiating our brands with design through in-house design teams and by leveraging our licensees’ design teams and experience, as appropriate. The Company seeks to acquire brands which it believes fits its business model and operating expertise and can be successfully marketed under this strategy.

The Company operates in a “working capital light” business model, licensing the brands it owns and generating royalty and design revenues through wholesale and direct-to-retail licenses. The Company does not currently plan to manufacture products, or open bricks-and-mortar retail stores. By partnering with licensing partners who have significant expertise in designing, sourcing, and selling products through wholesale and retail distribution channels, the Company therefore intends to focus its operations on licensing its brands, providing design direction and in certain cases, product designs to its licensees, coordinating merchandising among its licensees, marketing through conventional means (advertising, public relations) and social media campaigns, and seeking additional brands to acquire. This model minimizes the need for the Company to spend significant amounts on capital expenditures or inventory purchases related to the brands it owns.

The Company’s first and only acquisition as of the date of this Current Report on Form 8-K/A was its acquisition of the Isaac Mizrahi Business, including the licensing, design and marketing of the IM Trademarks, and the design business related to the Liz Claiborne New York brand.  The Company believes that because of the strong consumer awareness of the IM Trademarks and existing relationship between IM Ready and QVC, which is the largest Direct-Response Television company in the United States, the acquisition fits well within the Company’s strategy. Through and in connection with the acquisition of the Isaac Mizrahi Business and the Earthbound Assets, the Company acquired certain assets that it utilizes in its operations, including design software and equipment, assumed an office lease that it uses as its primary office, and employs Isaac Mizrahi as well as certain designers and other employees who operated the Isaac Mizrahi Business prior to the acquisition.  The Company has not acquired any other licensing business but is seeking to identify other intellectual property to acquire.

Licensing Business

As a result of our acquisition of the Isaac Mizrahi Business, our licensing activities focus on licensing the IM Trademarks, providing design support to licensees of the IM Trademarks where appropriate, and coordinating merchandising between our various licensees. We intend to conduct marketing, advertising, public relations, and social media campaigns for the Isaac Mizrahi Business, and will coordinate such activities with our licensees as we determine to be appropriate. We anticipate providing such services for future brands that we may acquire as well.

The Company’s license and design services agreements provide for aggregate guaranteed minimum royalties and other guaranteed payments of approximately $11.0 million in 2012, $13.6 million in 2013 and $15.4 million in 2014 (assuming renewal of the LCNY Agreement, as defined and described below).

QVC Licensing Agreement.  As part of the acquisition of the Isaac Mizrahi Business, IM Brands acquired a direct-to-retail license agreement with QVC that was entered into in January 2009 and amended and restated on September 29, 2011 in connection with such acquisition (as amended, the “QVC Agreement”).  Pursuant to the QVC Agreement, IM Brands designs, and QVC sources and sells, various products under the “IsaacMizrahiLIVE” brand.  The IsaacMizrahiLIVE licensing program launched on QVC in 2010, and currently includes the sale of products across various categories including apparel, footwear, handbags, jewelry, accessories, kitchen, soft home, and food through QVC’s television media and related Internet sites primarily in the United States.

Pursuant to the QVC Agreement, IM Brands has granted to QVC and its affiliates the exclusive, worldwide right to promote IsaacMizrahiLIVE products and the right to use and publish the related trademarks, service marks, copyrights, designs, logos and other intellectual property rights owned, used, licensed and/or developed by IM Brands for an initial term lasting until September 30, 2015 (with automatic one-year renewal periods unless terminated by either party).  IM Brands has also granted to QVC and its affiliates, during the same period, exclusive, worldwide rights to promote third party vendor “co-branded products” that, in addition to bearing and being marketed in connection with the trademarks and logos of such third party vendors, also bear or are marketed in connection with the IsaacMizrahiLIVE trademark and related logo.  Finally, in connection with the foregoing and during the same period, QVC and its subsidiaries have the exclusive, worldwide right to use Isaac Mizrahi’s name, likeness, image, voice and performance to promote IsaacMizrahiLIVE products and co-branded products.  QVC is permitted during this period to promote products that are in competition with IsaacMizrahiLIVE products and co-branded products.

In exchange for the rights granted to QVC pursuant to the QVC Agreement, QVC is obliged to pay to IM Brands, on a quarterly basis, royalty payments based upon the “Net Retail Sales” of IsaacMizrahiLIVE products and co-branded products.  Under the QVC Agreement, “Net Retail Sales” means the aggregate amount of all revenue generated through the sale of IsaacMizrahiLIVE products or co-branded products by QVC and its subsidiaries during each 12-month period under the QVC Agreement, excluding freight, shipping and handling charges, customer returns, and sales, use or other taxes.

Notwithstanding IM Brands’ grant of worldwide promotion rights to QVC, IM Brands may, with the permission of QVC, sell any of the IsaacMizrahiLIVE products to “Prestige Retailers” or via “Company Media” in exchange for making reverse royalty payments to QVC based on the net retail sales of such products to Prestige Retailers or via Company Media.  Under the QVC Agreement, (i) “Prestige Retailers” refers to the stores and the respective internet websites of high-end Brick and Mortar Retailers (companies whose primary means of deriving revenue is marketing and selling consumer products to end-users of such consumer products at a physical location) such as Neiman Marcus, Bloomingdales and May Company Stores, but excluding discount divisions of such companies and any mass merchants such as drugstores, warehouse stores and companies such as Sears, JC Penney, Target, Walmart and Kmart; and (ii) “Company Media” refers to “Isaac Mizrahi” and “Isaac Mizrahi New York”-branded brick and mortar retail stores and internet websites, if any.

IM Brands may also earn revenue from (i) the sale, license, consignment or any other form of distribution of any products, including IsaacMizrahiLIVE products, bearing, marketed in connection with or otherwise associated with IM Brands’ trademarks and brands and/or (ii) the licensing of any and all intellectual property rights with respect to any and all products, including IsaacMizrahiLIVE products, bearing, marketed in connection with or otherwise associated with IM Brands’ trademarks and brands; provided that it pays specified portions of the revenues earned from the foregoing sale activities to IM Ready-Made and QVC.

IM Brands is restricted from selling products under any of its trademarks and brands (including the trademarks, copyrights, designs, logos and related intellectual property themselves) to Kmart, Walmart, Sears Roebuck & Co., or a direct competitor of QVC (defined as any entity other than QVC, including HSN, Inc. and Value Vision Media, Inc., whose primary means of deriving revenue is the transmission of Direct-Response Television programs, including the Home Shopping Network, ShopNBC, America's Store and Shop at Home Network).  To the extent that brands or other products (other than those under the IM Trademarks) are held directly by the Company or any subsidiary of the Company other than IM Brands, however, such brands or products may be sold to any Direct-Response Television retailer or other competitor of QVC.

In addition to the foregoing, the QVC Agreement provided for QVC removing certain restrictions that it previously had on the IM Trademarks (aside from the “IsaacMizrahiLIVE” trademarks); the payment to QVC of certain amounts on the Closing Date as satisfaction of certain amounts that IM Ready and Earthbound owed to QVC; and QVC permitting the Company to promote its bricks-and-mortar collections on QVC subject to certain terms and restrictions. The Company also agreed to provide QVC with a key-man life insurance policy to provide payment to QVC in the event of a death of Isaac Mizrahi.

At the time of the acquisition of the Isaac Mizrahi Business, the QVC Agreement was the only business agreement under which the Isaac Mizrahi Business was generating licensing revenue.  For the six months ended June 30, 2011 and the year ended December 31, 2011, the original agreement with QVC accounted for 63% and 61%, respectively, of the Isaac Mizrahi Business’s revenue.

Other Isaac Mizrahi Brand Licensing Agreements.  During the nine months prior to the Closing Date, the management of Old XCel procured several licensing agreements on behalf of the Company that generally became effective as of October 1, 2011, and with the terms of the agreements generally ranging from three to six years with renewal options. Old XCel and/or the Company also engaged and plan to engage other agents to introduce potential licensing partners to us, for which we will pay a commission based on a percentage of the royalties under such license agreements based on market licensing agent rates. As a result, IM Brands currently has license agreements (which had not generated any revenues prior to the Merger) in effect for the IM Trademarks for the following categories:

•	Footwear
•	Handbags and Cold Weather Accessories
•	Fragrance, Home Fragrance, and Bath and Body
•	Timepieces
•	Sunwear, Eyewear and Reading Glasses
•	Socks and Hoisery
•	Women’s Intimate Apparel including Shapewear, Sleepwear, and Loungewear
•	Dinnerware including accessories and mugs (in ceramic, stoneware, porcelain, Melamine and Melacore), Glassware, Flatware, Cutlery, Cookware, Bakeware, Kitchen Gadgets and Melamine.
•	Home - Picture Frames
•	Home - Window Treatments (Curtains, Panels, Valences, Window Scarves, Kitchen Curtains and Decorative Window Hardware)
•	Home – Bedding, Towels, and other Bath Linens
•	Home - Table Linens including Table Cloths, Fabric Napkins, Placemats, and Table Runners and Napkin Rings

Additionally, the Company is in negotiations and/or discussions with licensees to license the IM Trademarks from IM Brands in additional categories, including sportswear, denim, dresses, bridal, jewelry, infant apparel, furniture, paper products, pet food and products and other categories. While many of the new and proposed licensing agreements will likely require the Company to provide seasonal design guidance, most of our new and prospective licensing partners have their own design staff, and the Company therefore expects to have low incremental overhead related to expanding our licensing business. The Company will endeavor, where possible, to require licensees to provide guaranteed minimum royalties under their license agreements.

Design Services

The Company provides design services to certain of its licensees, and in some cases, to select brands owned by third parties. The Company intends to provide seasonal design guidance (such as style guides) and product approvals for its licensees, but in general with the exception of the QVC Agreement and LCNY Agreement, the design of products is expected to be completed by the licensees.  Under the QVC Agreement, the Company is required to provide product designs to QVC for the “IsaacMizrahiLIVE” brand.  Prior to the acquisition of the Isaac Mizrahi Business, Earthbound provided these design services to IM Ready.  In connection with the acquisition, we acquired the Earthbound Assets which relate to the operation of the Isaac Mizrahi Business and hired those employees of Earthbound necessary to perform the services previously provided by Earthbound by IM Ready.

Liz Claiborne New York Design Services Agreement.  In connection with the acquisition of the Isaac Mizrahi Business, IM Brands assumed and entered into an amended and restated agreement (the “LCNY Agreement”) with LC.  Pursuant to the LCNY Agreement, IM Brands provides design services to LC for the Liz Claiborne New York brand, which is sold exclusively through QVC.

Pursuant to the LCNY Agreement, Isaac Mizrahi or another spokesperson agreeable to IM Brands, QVC and LC (any such person, the “Designer”), must be made available to act as creative director for the Liz Claiborne New York line of products and for print or other media campaigns (Isaac Mizrahi does not currently promote the products or line, but QVC and LC may require that a Designer promote the products on QVC in the future).  As creative director, the Designer works with and directs a Liz Claiborne New York design staff employed by IM Brands.  The initial term of the LCNY Agreement lasts until July 31, 2013 (with five automatic, one-year renewal periods thereafter unless the LCNY Agreement is terminated by either party or LC’s separate agreement with QVC is not renewed or otherwise terminates).

IM Brands develops a design calendar for each season for the development of each line of products and advertising materials for Liz Claiborne New York, working jointly with QVC and LC.  For each product line, IM Brands must: (i) develop concepts, ideas and inspirations; (ii) create, develop and provide design sketches and prototypes, including packaging and labels; (iii) create, develop and provide advertising materials; and (iv) refresh product lines and formulate additional designs as required by LC and/or QVC during the selling stages.

IM Brands has absolute approval over any use of the Designer’s name and/or likeness, but it has otherwise granted to LC all rights in any works (or contributions to works) comprised in design or advertising materials that are used in connection with products under the Liz Claiborne New York label, other than the trademark, name, image, or likeness of the Designer.  IM Brands has also granted to LC the right to use the Designer’s name, signature, photograph, voice or other sound effects, likeness, personality, endorsement, biography and statements in connection with the design, manufacture, importation, distribution, sale, marketing and advertising in any media of the products under the Liz Claiborne New York label.  Additionally, LC and QVC may use the IM Trademarks to promote the role of the Company in the design of products under the Liz Claiborne New York business, but may not use the IM Trademarks as part of the Liz Claiborne New York label itself.  IM Brands has agreed that neither it nor the Designer may, directly or indirectly, associate or affiliate the Designer’s name or trademark with Wal-Mart, Kmart and Sears.

In consideration for the design services and all other rights provided by IM Brands to LC pursuant to the LCNY Agreement, LC is obliged to pay to IM Brands 25% of the royalty revenues LC receives from QVC (pursuant to a separate license agreement by and between LC and QVC) for sale of products through QVC-owned, -operated and -branded Direct-Response Television programs, website and retail stores.  In the event that LC uses the design and technical specifications of products for merchandise that is sold by LC to international customers or through its own retail stores, IM Brands is entitled to additional royalty fees with respect to such merchandise to be agreed with LC.  In addition to compensation to be paid by LC to IM Brands as described above, LC is also obliged to pay to IM Brands twenty-five percent (25%) of the royalty revenues LC receives from Elizabeth Arden during the term of the LCNY Agreement for fragrance products bearing the Liz Claiborne New York label.  Finally, if LC enters into any new licenses with respect to the Liz Claiborne New York label during the term of the LCNY Agreement, LC has agreed to pay to IM Brands 25% of the royalty revenues LC receives from such new licenses.

As consideration for the termination and replacement of a previous design agreement between IM Ready and LC, the Isaac Mizrahi Business received a one-time fee of $9,000,000, which was recorded as a deferred royalty payment.  This amount was being amortized by the Isaac Mizrahi Business on a straight line basis over the life of the LCNY Agreement. Included in revenues for the six months ended June 30, 2011 and year ended December 31, 2010 is amortized revenue of $1.2 million and $2.3 million, respectively.  Following the acquisition of the Isaac Mizrahi Business, the Company is not receiving the benefits of the one-time payment and will not record any deferred royalty payment as a result of the one-time payment.

For the six months ended June 30, 2011 and the year ended December 31, 2010,  the LCNY Agreement  accounted for approximately 7% and 4%, respectively, of the Isaac Mizrahi Business’s total  revenue.

IM Brands also assumed an agreement with QVC whereby IM Brands will receive an annual design fee from QVC for the term of the LCNY Agreement (the “Design Agreement”), which fee is intended to cover certain design expenses of the Company related to the Liz Claiborne New York brand.  The Design Agreement accounted for approximately 10% and 5% of the Isaac Mizrahi Business’s total  revenue for the six months ended June 30, 2011 and the year ended December 31, 2010, respectively.

In order to provide the design services for the IM Trademarks and under the LCNY Agreement and Design Agreement, the Company employs a design team, the majority of whom it offered employment to in connection with its acquisition of the Isaac Mizrahi Business.  Although the Company does not currently expect to offer design services to third parties other than under the LCNY Agreement, given the Company’s design capabilities and relationships with QVC, the Company may consider appropriate opportunities to leverage its resources to provide design services or other resources to selected brands that are not owned by the Company in the future.

Marketing

The Company believes that marketing is a critical element to maximize brand value to its licensees and the Company.  Therefore, the Company plans to provide marketing and public relations support for the brands it owns which currently primarily consist of the IM Trademarks. The Company’s efforts are likely to include traditional public relations efforts and media and event appearances by Isaac Mizrahi in order to generate press around the IM Trademarks, maintaining and providing content for a website for the “Isaac Mizrahi” brand and/or other IM Trademarks, and organizing social media campaigns aimed at promoting sales of products licensed under the IM Trademarks.

The Company’s marketing efforts currently focus on social media campaigns conducted primarily through (i) Twitter campaigns both through Isaac Mizrahi personally and by employees of the Company (over 25,000 combined followers), (ii) Facebook campaigns (over 19,000 followers), and (iii) blogs, videos, and other internet content that all updated regularly. The Company  also works with QVC to leverage QVC’s Internet resources including discussion boards, Facebook and Twitter campaigns, and QVC’s website where the Company is able to directly interact with QVC’s customers. Additionally, QVC has developed an application for the I-Phone and I-Pad to enable customers to browse and purchase products under the “IsaacMizrahiLIVE” brand. The Company plans to continue and enhance such marketing efforts to promote sales under the IM Trademarks. The Company does not currently promote the IM Trademarks through print or other traditional advertising, however we will endeavor to require licensees where possible to contribute an advertising royalty to IM Brands under their license agreements, and will use such monies to further promote the Isaac Mizrahi brands as we deem appropriate.

Certain of IM Brands’ licensees may be required to, or elect to, provide advertising or marketing for the IM Trademarks under their license agreements with IM Brands. In most cases, the Company will work with its licensees on such marketing activities as appropriate. As we acquire additional brands, we will seek to expand our marketing efforts to address the specific needs of such acquired brands.

Competition

The IM Trademarks are, and additional brands that the Company may acquire will be, subject to extensive competition from various domestic and foreign brands.  Each of the IM Trademarks, and any acquired brand, will likely have many competitors within each of its specific distribution channels that span a broad variety of product categories, including the apparel, footwear, accessories, home furnishings and décor, food products and sporting goods industries. These competitors have the ability to compete with the Company and the Company’s licensees in terms of fashion, quality, price, products and/or marketing.

In addition, the Company faces competition to retain licenses and to complete the acquisitions of additional brands.  The ownership, licensing, and management of brands is becoming a more widely utilized method of managing consumer brands as production continues to become commoditized and manufacturing capacity increased worldwide.  The Company faces competition from numerous direct competitors, including publicly- and privately-held companies, including traditional apparel and consumer brand companies, other brand management companies and private equity groups.  Companies that traditionally focused on wholesale manufacturing and sourcing models are also exploring licensing as a way of growing their businesses through strategic licensing partners and direct-to-retail licensing arrangements.  Finally, the retailers to which the Company currently licenses (or may in the future license) its brands may decide to develop or purchase brands rather than entering into license agreements with the Company.

Because the Company has recently entered into the brand ownership, marketing, licensing and design business and because many of its competitors have significantly more cash and revenues than it, the Company must work to differentiate itself from its direct and indirect competitors and successfully compete for market share with the brands it owns and for future acquisitions.  The Company believes that its management team (including its managers’ and directors’ historical track records and relationships within the industry) as well as its operating strategy of licensing brands with significant media presence across Direct-Response Television, bricks-and-mortar and internet retail channels will help differentiate itself in an increasingly crowded competitive landscape.

Trademarks

Pursuant to the Purchase Agreement, the Company, through IM Brands, acquired the IM Trademarks. These trademarks and associated marks are registered or pending registration with the U.S. Patent and Trademark Office in block letter and/or logo formats, as well as in combination with a variety of ancillary marks for use with respect to a variety of product categories, including apparel, footwear and various other goods and services, including in some cases, home furnishings and decor. The Company intends to renew these registrations as appropriate prior to expiration. In addition, the Company registers its trademarks in certain other countries and regions around the world as it deems appropriate.

The Company and its licensees do not presently have a material amount of revenue from either the licensing of the Company’s trademarks internationally or the sale of products under its trademarks internationally.  If the Company or a licensee begins, or plans, to license or sell products under the Company’s trademarks in international territories, the Company will seek to register its trademarks in such international territories as it deems appropriate based upon factors including the revenue potential, prospective market and trademark laws in such territory or territories.

Generally, the Company is primarily responsible for monitoring and protecting its trademarks around the world. The Company engages the services of legal counsel to maintain and monitor its existing trademarks, and may register its existing trademarks or new trademarks in various territories around the world based upon its current and planned business strategy. Additionally, the Company seeks to require its licensing partners to advise the Company of any violations of its trademark rights of which its licensing partners become aware.  The Company monitors on an ongoing basis unauthorized use and filings of the Company’s trademarks, and the Company relies primarily upon a combination of federal, state, and local laws, as well as contractual restrictions to protect its intellectual property rights both domestically and internationally.

Employees

Following the Merger and its acquisition of the Isaac Mizrahi Business, the Company has a total of 25 to 35 full-time employees. Of these employees, five are named executive officers of the Company. None of the Company’s employees are represented by a labor union.

Properties

The Company’s principal executive offices are located at 475 Tenth Avenue, 4th Floor, New York, NY 10018.   Pursuant to the Purchase Agreement, the Company assumed a lease for such office of approximately 18,500 square feet of office space which lease is guaranteed by IM Brands. The Company’s base office rental expense on a monthly basis is approximately $44,000, plus annual increases to $51,076 during the last year of the lease, taxes and other fees payable under the lease. The Company also provided a stand-by letter of credit pursuant to the terms of the office lease for $175,000. In the event that Isaac Mizrahi ceases to be an employee of the Company, the Company may be required to increase the amount of the stand-by letter of credit in an amount equal to up to six months of the then-current rent in exchange for the landlord removing Isaac Mizrahi as guarantor under the office lease. The office lease term expires in June 2016. The Company currently does not, and does not plan to, own any real property.

Government Regulation

We are subject to federal, state and local laws and regulations affecting our business, including those promulgated under the Occupational Safety and Health Act, the Consumer Product Safety Act, the Flammable Fabrics Act, the Textile Fiber Product Identification Act, the rules and regulations of the Consumer Products Safety Commission and various environmental laws and regulations. We believe that we are in compliance in all material respects with all applicable governmental regulations.

Legal Proceedings

To the best of our knowledge, there are no material pending legal proceedings to which we are a party or of which any of our property is the subject.

RISK FACTORS

The Company’s securities are highly speculative in nature, involve a high degree of risk. Prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business.  This Current Report on Form 8-K/A contains forward-looking statements which involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Form 8-K.

Risks Related to Our Business

We have a limited amount of cash to grow our operations.  If we cannot obtain additional sources of cash, our growth prospects and future profitability may be materially adversely affected and we may not be able to implement our business plan. Such additional financing may not be available on satisfactory terms or it may not be available when needed, or at all.

Following receipt of proceeds from the Loan and the Offering and the Merger and acquisition of the Isaac Mizrahi Business and the related payments and fees and expenses, we have cash and cash equivalents of approximately $3,700,000.  Although we believe that our existing cash and our anticipated cash flow from operations will be sufficient to sustain our operations, at our current expense levels, for at least the following 12 months, we will require significant additional cash to expand our operations and implement our acquisition strategy.  Our inability to finance our growth, either internally or externally, may limit our growth potential and our ability to execute our business strategy. If we issue securities to raise capital, our existing stockholders may experience dilution or the new securities may have rights senior to those of our Common Stock.

We have a limited operating history and our historical operations were conducted as part of a larger, more diverse business.

Although the Isaac Mizrahi brand name has been an established brand for over 20 years, the license agreements that we are acquiring as part of the Isaac Mizrahi Business relate to businesses at QVC that have been operating only since December 2009, and the Isaac Mizrahi Business has been run by Isaac Mizrahi, our Chief Designer, and Marisa Gardini, our Executive Vice President of Strategic Planning. Certain other members of our management performed consulting services for IM Ready, but were not responsible for its operations.  While our management has extensive experience operating branding companies, it does not have a relevant operating history operating the Isaac Mizrahi Business.  In addition, our strategic plan includes acquiring additional brands to license in a multi-channel distribution strategy and to enter into additional licenses for the Isaac Mizrahi brands and expand the distribution channels for the brand.  Accordingly, the operating results of the Isaac Mizrahi Business are not necessarily indicative of the future and you should not place undue reliance on the Isaac Mizrahi Business’s past performance.

The failure of our licensees to adequately produce, market and sell products bearing our brand names in their license categories or to pay their obligations under their license agreements could result in a decline in our results of operations and impact our ability to service our debt obligations.

Our revenues are entirely dependent on royalty payments made to us under our licensing agreements. Although the licensing agreements for our brands sometimes require the advance payment to us of a portion of the licensing fees and in many cases provide for guaranteed minimum royalty payments to us, the failure of our licensees to satisfy their obligations under these agreements or their inability to operate successfully or at all, could result in their breach and/or the early termination of such agreements, their non-renewal of such agreements or our decision to amend such agreements to reduce the guaranteed minimums or sales royalties due thereunder, thereby eliminating some or all of that stream of revenue. Moreover, during the terms of the license agreements, we are substantially dependent upon the abilities of our licensees to maintain the quality and marketability of the products bearing our trademarks, as their failure to do so could materially tarnish our brands, thereby harming our future growth and prospects. In addition, the failure of our licensees to meet their production, manufacturing and distribution requirements could cause a decline in their sales and potentially decrease the amount of royalty payments (over and above the guaranteed minimums) due to us. A weak economy or softness in the apparel and retail sectors could exacerbate this risk. This, in turn, could decrease our potential revenues. Moreover, the concurrent failure by several of our material licensees to meet their financial obligations to us could jeopardize our ability to meet the debt service coverage ratios required in connection with our debt facility or facilities.  Further, this failure may impact our ability to make required payments with respect to such indebtedness.  The failure to meet such debt service coverage ratios or to make such required payments may give the lenders thereunder the right to foreclose on the Company’s trademarks, license agreements, and other related assets securing such notes.

Our business is dependent on continued market acceptance of our brands and the products of our licensees bearing these brands.

Although many of our licensees guarantee minimum net sales and minimum royalties to us, a failure of our brands or of products bearing our brands to achieve or maintain market acceptance could cause a reduction of our licensing revenues and could further cause existing licensees not to renew their agreements. Such failure could also cause the devaluation of our trademarks, which are our primary assets, making it more difficult for us to renew our current licenses upon their expiration or enter into new or additional licenses for our trademarks. In addition, if such devaluation of our trademarks were to occur, a material impairment in the carrying value of one or more of our trademarks could also occur and be charged as an expense to our operating results. Continued market acceptance of our brands and our licensees’ products, as well as market acceptance of any future products bearing our brands, is subject to a high degree of uncertainty, made more so by constantly changing consumer tastes and preferences. Maintaining market acceptance of our licensees’ products and creating market acceptance of new products and categories of products bearing our marks may require substantial marketing efforts, which may, from time to time, also include our expenditure of significant additional funds to keep pace with changing consumer demands, which funds we may or may not have available to spend. Additional marketing efforts and expenditures may not, however, result in either increased market acceptance of, or additional licenses for, our trademarks or increased market acceptance, or sales, of our licensees’ products. Furthermore, while we believe that we currently maintain sufficient control over the products our licensees’ produce under our brand names through the provision of trend direction and our right to preview and approve a majority of such products, including their presentation and packaging, we do not actually design or manufacture all of the products bearing our marks and therefore have more limited control over such products’ quality and design than a traditional product manufacturer might have.

Our debt obligations could impair our liquidity and financial condition, and in the event we are unable to meet our debt obligations we could lose title to our trademarks and/or other assets.

We entered into the Loan with MidMarket pursuant to which we incurred $13.5 million principal amount of senior secured term debt.  In addition, we issued to IM Ready a Note in the principal amount of $7,377,432, subject to adjustment as set forth herein, and assumed the obligation of the Future Payment to Earthbound of $1,500,000 under the Services Agreement.  We and IM Brands may also assume or incur additional debt, including secured debt, in the future in connection with, or to fund, future acquisitions, subject to limited exceptions.  The Loan also requires us to repay the loan from net cash proceeds received by the Company, IM Brands or any subsidiary in excess of $1,000,000 from the sale of equity securities to the extent such proceeds are not used to fund the purchase price, costs or expenses of a potential acquisition. Our debt obligations:

•	could impair our liquidity;

•	could make it more difficult for us to satisfy our other obligations;

•
require us to dedicate a substantial portion of our cash flow to payments on our debt obligations, which reduces the availability of our cash flow to fund working capital, capital expenditures and other corporate requirements;

•	could impede us from obtaining additional financing in the future for working capital, capital expenditures, acquisitions and general corporate purposes;

•	impose restrictions on us with respect to the use of our available cash, including in connection with future acquisitions;

•	make us more vulnerable in the event of a downturn in our business prospects and could limit our flexibility to plan for, or react to, changes in our licensing markets; and

•	could place us at a competitive disadvantage when compared to our competitors who have less debt.

While we believe that by virtue of the guaranteed minimum and percentage royalty payments due to us under certain of our licenses, we will generate sufficient revenues from our licensing operations to satisfy our obligations for the foreseeable future, in the event that we were to fail in the future to make any required payment under agreements governing our indebtedness or fail to comply with the financial and operating covenants contained in those agreements, we would be in default regarding that indebtedness and the lenders could declare such indebtedness to be immediately due and payable.  A debt default could significantly diminish the market value and marketability of our common stock and could result in the acceleration of the payment obligations under all or a portion of our consolidated indebtedness. It may also enable our senior lender or lenders to foreclose on the Company’s and IM Brands’ assets and/or our membership interests in IM Brands, which currently constitutes substantially all of our assets.

We expect to achieve significant growth based upon our plans to expand the Isaac Mizrahi Business and seek to acquire additional trademarks to license in a multi-channel distribution strategy. If we fail to manage our expected future growth, our business and operating results could be harmed.

We project significant growth in the Isaac Mizrahi Business based upon engaging additional licensees for the Company’s trademarks as well as projected growth of the IsaacMizrahiLIVE business with QVC and plans to acquire additional trademarks to license in a multi-channel distribution strategy.  Furthermore, we continue to evaluate and pursue appropriate acquisition opportunities to the extent we believe that such opportunities would be in the best interests of our company and our stockholders.

This expected growth will place considerable demands on our management and other resources. Our ability to compete effectively and to manage future growth, if any, will depend on the sufficiency and adequacy of our current resources and infrastructure and our ability to continue to identify, attract and retain personnel to manage our brands. There can be no assurance that our personnel, systems, procedures and controls will be adequate to support our operations and properly oversee our brands. The failure to support our operations effectively and properly oversee our brands could cause harm to our brands and have a material adverse effect on their fair values and our business, financial condition and results of operations. In addition, we may be unable to leverage our core competencies in managing apparel brands to managing brands in new product categories.

Also, there can be no assurance that we will be able to achieve and sustain meaningful growth. Our growth may be limited by a number of factors including increased competition for retail license and brand acquisitions, insufficient capitalization for future acquisitions and the lack of attractive acquisition targets, each as described further below.

If we are unable to identify and successfully acquire additional trademarks, our growth may be limited, and, even if additional trademarks are acquired, we may not realize anticipated benefits due to integration or licensing difficulties.

A component of our growth strategy is the acquisition of additional intellectual property. Historically, our management team has been involved in numerous acquisitions of varying sizes. We will continue to explore new acquisitions. However, as our competitors continue to pursue our brand management model, acquisitions may become more expensive and suitable acquisition candidates could become more difficult to find. In addition, even if we successfully acquire additional intellectual property or the rights to use additional intellectual property, we may not be able to achieve or maintain profitability levels that justify our investment in, or realize planned benefits with respect to, those additional brands.

Although we will seek to temper our acquisition risks by following acquisition guidelines relating to the existing strength of the brand, its diversification benefits to us, its potential licensing scale and credit worthiness of licensee base, acquisitions, whether they be of additional intellectual property assets or of the companies that own them, entail numerous risks, any of which could detrimentally affect our results of operations and/or the value of our equity. These risks include, among others:

•	unanticipated costs associated with the target acquisition;

•	our ability to identify appropriate business opportunities, including potential licenses and new product lines and markets;

•	negative effects on reported results of operations from acquisition related charges and amortization of acquired intangibles;

•	diversion of management’s attention from other business concerns;

•	the challenges of maintaining focus on, and continuing to execute, core strategies and business plans as our brand and license portfolio grows and becomes more diversified;

•	adverse effects on existing licensing and other relationships;

•
potential difficulties associated with the retention of key employees, and difficulties, delays and unanticipated costs associated with the assimilation of personnel, operations and systems, which may be retained by us in connection with or as a result of our acquisitions; and

•
risks of entering new domestic and international markets (whether it be with respect to new licensed product categories or new licensed product distribution channels) or markets in which we have limited prior experience.

When we acquire intellectual property assets or the companies that own them, our due diligence reviews (including our review of the Isaac Mizrahi Business) are subject to inherent uncertainties and may not reveal all potential risks.  We may therefore fail to discover or inaccurately assess undisclosed or contingent liabilities, including liabilities for which we may have responsibility as a successor to the seller or the target company.  As a successor, we may be responsible for any past or continuing violations of law by the seller or the target company.  Although we will generally attempt to seek contractual protections through representations, warranties and indemnities, we cannot be sure that we will obtain such provisions in our acquisitions or that such provisions will fully protect us from all unknown, contingent or other liabilities or costs.  Finally, claims against us relating to any acquisition may necessitate our seeking claims against the seller for which the seller may not, or may not be able to, indemnify us or that may exceed the scope, duration or amount of the seller’s indemnification obligations.

Acquiring additional intellectual property could also have a significant effect on our financial position and could cause substantial fluctuations in our quarterly and yearly operating results. Acquisitions could result in the recording of significant goodwill and intangible assets on our financial statements, the amortization or impairment of which would reduce our reported earnings in subsequent years. No assurance can be given with respect to the timing, likelihood or financial or business effect of any possible transaction. Moreover, as discussed below, our ability to grow through the acquisition of additional intellectual property will also depend on the availability of capital to complete the necessary acquisition arrangements. In the event that we are unable to obtain debt financing on acceptable terms for a particular acquisition, we may elect to pursue the acquisition through the issuance by us of shares of our Common Stock (and, in certain cases, convertible securities) as equity consideration, which could dilute our Common Stock because it could reduce our earnings per share, and any such dilution could reduce the market price of our Common Stock unless and until we were able to achieve revenue growth or cost savings and other business economies sufficient to offset the effect of such an issuance. As a result, there is no guarantee that our stockholders will achieve greater returns as a result of any future acquisitions we complete.

We may require additional capital to finance the acquisition of additional brands and our inability to raise such capital on beneficial terms or at all could restrict our growth.

We may, in the future, require additional capital to help fund all or part of potential acquisitions. If, at the time required, we do not have sufficient cash to finance those additional capital needs, we will need to raise additional funds through equity and/or debt financing. We cannot guarantee that, if and when needed, additional financing will be available to us on acceptable terms or at all. If additional capital is needed and is either unavailable or cost prohibitive, our growth may be limited as we may need to change our business strategy to slow the rate of, or eliminate, our expansion plans. In addition, any additional financing we undertake could impose additional covenants upon us that restrict our operating flexibility, and, if we issue equity securities to raise capital, our existing stockholders may experience dilution or the new securities may have rights senior to those of our Common Stock.

Because of the intense competition within our existing and potential licensees’ markets and the strength of some of their competitors, we and our licensees may not be able to continue to compete successfully.

We expect our existing and future licenses to relate to products in the apparel, fashion accessories, footwear, beauty and fragrance, and home products and decor industries, in which our licensees face intense competition, including from our other brands and licensees. In general, competitive factors include quality, price, style, name recognition and service. In addition, various fads and the limited availability of shelf space could affect competition for our licensees’ products. Many of our licensees’ competitors have greater financial, distribution, marketing and other resources than our licensees and have achieved significant name recognition for their brand names. Our licensees may be unable to successfully compete in the markets for their products, and we may not be able to continue to compete successfully with respect to our licensing arrangements.

If our competition for retail licenses and brand acquisitions increases, or any of our current licensees elect not to renew their licenses or renew on term less favorable than today, our growth plans could be slowed.

We may face increasing competition in the future for licenses as other companies owning established brands may decide to enter into licensing arrangements with retailers or interactive media companies similar to the ones we currently have in place. Furthermore, our current or potential licensees may decide to develop or purchase brands rather than renew or enter into license agreements with us. In addition, this increased competition could result in lower sales of products offered by our licensees under our brands. We also compete with traditional apparel and consumer brand companies, other brand management companies and private equity groups for brand acquisitions. If our competition for licenses and brand acquisitions increases, it may take us longer to procure additional licenses and/or acquire additional brands, which could slow our growth rate.

Our licensees are subject to risks and uncertainties of foreign manufacturing and the price, availability and quality of raw materials that could interrupt their operations or increase their operating costs, thereby affecting their ability to deliver goods to the market, reduce or delay their sales and decrease our potential royalty revenues.

Substantially all of the products sold by our licensees are manufactured overseas. There are substantial risks associated with foreign manufacturing, including changes in laws relating to quotas, and the payment of tariffs and duties, fluctuations in foreign currency exchange rates, shipping delays and international political, regulatory and economic developments. Further, our licensees may experience fluctuations in the price, availability and quality of fabrics and raw materials used by them in their manufactured apparel or purchased finished goods. Any of these risks could increase our licensees’ operating costs. Our licensees also import finished products and assume all risk of loss and damage with respect to these goods once they are shipped by their suppliers. If these goods are destroyed or damaged during shipment, the revenues of our licensees, and thus our royalty revenues over and above the guaranteed minimums, could be reduced as a result of our licensees’ inability to deliver or their delay in delivering their products.

Our failure to protect our proprietary rights could compromise our competitive position and decrease the value of our brands.

We own, through our wholly-owned subsidiary, IM Brands, U.S. federal trademark registrations and foreign trademark registrations for our Isaac Mizrahi brands that are vital to the success and further growth of our business and which we believe have significant value. We will monitor on an ongoing basis unauthorized filings of our trademarks and imitations thereof, and rely primarily upon a combination of trademarks, copyrights and contractual restrictions to protect and enforce our intellectual property rights domestically and internationally. We believe that such measures afford only limited protection and, accordingly, there can be no assurance that the actions taken by us to establish, protect and enforce our trademarks and other proprietary rights will prevent infringement of our intellectual property rights by others, or prevent the loss of licensing revenue or other damages caused therefrom.

For instance, despite our efforts to protect and enforce our intellectual property rights, unauthorized parties may attempt to copy aspects of our intellectual property, which could harm the reputation of our brands, decrease their value and/or cause a decline in our licensees’ sales and thus our revenues. Further, we and our licensees may not be able to detect infringement of our intellectual property rights quickly or at all, and at times we or our licensees may not be successful combating counterfeit, infringing or knockoff products, thereby damaging our competitive position. In addition, we depend upon the laws of the countries where our licensees’ products are sold to protect our intellectual property. Intellectual property rights may be unavailable or limited in some countries because standards of registerability vary internationally. Consequently, in certain foreign jurisdictions, we have elected or may elect not to apply for trademark registrations. While we generally apply for trademarks in most countries where we license or intend to license our trademarks, we may not accurately predict all of the countries where trademark protection will ultimately be desirable. If we fail to timely file a trademark application in any such country, we may be precluded from obtaining a trademark registration in such country at a later date. Failure to adequately pursue and enforce our trademark rights could damage our brands, enable others to compete with our brands and impair our ability to compete effectively.

In addition, in the future, we may be required to assert infringement claims against third parties or more third parties may assert infringement claims against us. Any resulting litigation or proceeding could result in significant expense to us and divert the efforts of our management personnel, whether or not such litigation or proceeding is determined in our favor. In addition, to the extent that any of our trademarks were ever deemed to violate the proprietary rights of others in any litigation or proceeding or as a result of any claim, we may be prevented from using them, which could cause a termination of our licensing arrangements, and thus our revenue stream, with respect to those trademarks. Litigation could also result in a judgment or monetary damages being levied against us.

A substantial portion of our licensing revenue is concentrated with a limited number of licensees such that the loss of any of such licensees could decrease our revenue and impair our cash flows.

Substantially all of the licensing revenues for the six months ended June 30, 2011 the fiscal year ended 2010 related to the IM Trademarks was paid by QVC, either through the Company’s existing license agreement with QVC for the “IsaacMizrahiLIVE” brand or through the Company’s Design Agreement with QVC to design the Liz Claiborne New York brand for sale through QVC. Because we are dependent on these licensing agreements with QVC for a significant portion of our licensing revenue, if QVC were to have financial difficulties, or if QVC decides not to renew or extend its existing agreements with us, our revenue and cash flows could be reduced substantially. Additionally, we have limited control over the programming that QVC devotes to the IsaacMizrahiLIVE and Liz Claiborne New York brands or its promotional sales with the IsaacMizrahiLIVE and Liz Claiborne New York brands (such as Today’s Special Value sales). If QVC reduces or modifies its programming or promotional sales related to the Isaac MizrahiLIVE and/or the Liz Claiborne New York brands, our revenues and cash flows could be reduced substantially.

The initial term of the licensing agreement with QVC expires on September 30, 2015, with automatic one-year renewal periods unless terminated by either party.  The initial term of the design agreement with LC expires on July 31, 2013 and provides for five one-year renewal periods based on meeting minimum sales thresholds.  There can be no assurance that the agreements will be renewed upon expiration of the initial terms, that the minimum sales thresholds will be met or that QVC will not terminate our licensing agreement or its agreement with LC for non-performance.

The QVC license and Design Agreement have only been in place since 2009 so there is very little history with the business of the existing or future licensees, and therefore no guarantee that the licensees will be able to perform or continue to perform.

The agreements we acquired with the acquisition of the Isaac Mizrahi Business were originally entered into in 2009, and have been in place for less than 24 months. While the businesses have seen growth since they were launched in 2009 and 2010, there is no guarantee that they will continue to grow in the future. Additionally, while we have entered into additional license agreements for the IM Trademarks that became effective upon the consummation of the Merger and plan to enter into new licensing agreements in order to diversify our licensees and grow our revenues, and while many of these licenses have or are expected to have guaranteed minimum royalties, there are no guarantees that our new licensees will be able to generate sales of products under the Isaac Mizrahi brands or any other brands we acquire, and if they do generate sales, there is no guarantee that they will not cause a decline in sales of product being sold through QVC.

We are dependent upon our chief executive officer and other key executives. If we lose the services of these individuals we may not be able to fully implement our business plan and future growth strategy, which would harm our business and prospects.

Our success as a marketer and licensor of intellectual property will be largely dependent upon the efforts of Robert D’Loren, our chief executive officer and chairman. Our continued success is largely dependent upon his continued efforts and those of our other key executives. Although we will enter into an employment agreement with Robert D’Loren, as well as employment agreements with other of our key executives and employees, including Isaac Mizrahi, there is no guarantee that we will not lose the services of our executive officers or key employees. To the extent that any of their services become unavailable to us, we will be required to hire other qualified executives, and we may not be successful in finding or hiring adequate replacements. This could impede our ability to fully implement our business plan and future growth strategy, which would harm our business and prospects.

We are dependent upon the design and promotional services of Isaac Mizrahi as it relates to the Isaac Mizrahi brand, which is currently our only business.

If we lose the services of Isaac Mizrahi, we may not be able to fully comply with the terms of our license agreements with QVC or our design agreements with LC and QVC and it may result in significant reductions in the value of the Isaac Mizrahi brands and our prospects, revenues and cash flows.  Isaac Mizrahi is a key individual in our continued design and promotion under the Isaac Mizrahi brands and the principal salesperson of the Isaac Mizrahi brands on QVC. Although we have entered into an employment agreement with Isaac Mizrahi and he is a significant shareholder of the Company, there is no guarantee that we will not lose his services. To the extent that any of Mr. Mizrahi’s services become unavailable to us, we will likely need to find a replacement to Mr. Mizrahi to become Chief Designer for the Isaac Mizrahi brands. Compensation for skilled designers is intense and there is no guarantee that we would be able to identify and attract a qualified replacement, or if Mr. Mizrahi’s services are not available to us, that we would be able to create designs, provide design guidance, or promote the Isaac Mizrahi brands as well as we are able to with Mr. Mizrahi. This could significantly affect the value of the Isaac Mizrahi brands and our ability to market the brands, and could impede our ability to fully implement our business plan and future growth strategy, which would harm our business and prospects. Additionally, while we are acquiring all trademarks, image, and likeness of Isaac Mizrahi, pursuant to his employment agreement, Mr. Mizrahi has retained certain rights to participate in outside business activities, including hosting and appearing in television shows, movies and theater productions, writing and publishing books and other publications, and selling his couture collections under his name in his own stores and other retail locations.  Mr. Mizrahi’s participation in these personal business ventures could limit his availability to us and affect his ability to perform under this employment agreement.  There is no guarantee that Mr. Mizrahi will not take an action that the consumer views as negative, which may harm the Isaac Mizrahi brands as well as our business and prospects.

The LCNY Agreement (our design agreement with LC related to the Liz Claiborne New York line on QVC) could be terminated by LC and/or QVC in the event that QVC or LC decides not to renew its licensing agreement with respect to the Liz Claiborne New York brand, or if we were to lose the services of Isaac Mizrahi as the designer with respect to Liz Claiborne New York-branded products, thereby decreasing our expected revenues and cash flows.

We currently have the LCNY Agreement in place with LC, pursuant to which Isaac Mizrahi designs the Liz Claiborne New York line to be sold on QVC in exchange for the Company receiving a percentage of the royalties that LC receives from QVC under a separate license agreement between LC and QVC, and an expense reimbursement agreement with QVC pursuant to which QVC reimburses us for certain expenses related to such design services. Both of these agreements are co-terminous with the license agreement between LC and QVC, which has an initial term through July 31, 2013. There is no guarantee that LC or QVC will renew the agreement past its initial term, or in the event that LC sells certain or all if its assets, that its successor will renew the agreement past its initial term, which would impair our revenues and cash flows. Additionally, LC has the right at its option to terminate its design agreement with us if the services of Isaac Mizrahi as designer for Liz Claiborne New York-branded products are no longer available to LC and we do not agree upon a replacement designer. Although we have entered into an employment agreement with Mr. Mizrahi, there can be no assurance that if his services are required by LC he will provide such services or that in the event we, and thus QVC, were to lose the ability to draw on such services, LC would continue its design agreement with us. The loss of the LCNY Agreement would significantly decrease our expected revenues and cash flows until we were able to enter into one or more replacement agreements.

We expect to have a material amount of goodwill and other intangible assets, including our trademarks, recorded on our balance sheet. As a result of changes in market conditions and declines in the estimated fair value of these assets, we may, in the future, be required to write down a portion of this goodwill and other intangible assets and such write-down would, as applicable, either decrease our net income or increase our net loss.

We expect that goodwill will represent a significant portion of our assets. Under current U.S. GAAP accounting standards, goodwill and indefinite life intangible assets, including some of our trademarks, are no longer amortized, but instead are subject to impairment evaluation based on related estimated fair values, with such testing to be done at least annually. Any write-down of goodwill or intangible assets resulting from future periodic evaluations would, as applicable, either decrease our net income or increase our net loss and those decreases or increases could be material.

Changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our results.

Our future effective tax rates could be adversely affected by changes in the valuation of our deferred tax assets and liabilities, or by changes in tax laws or interpretations thereof. In addition, we are subject to the continuous examination of our income tax returns by the Internal Revenue Service and other tax authorities. We regularly assess the likelihood of recovering the amount of deferred tax assets recorded on the balance sheet and the likelihood of adverse outcomes resulting from examinations by various taxing authorities in order to determine the adequacy of our provision for income taxes. We cannot guarantee that the outcomes of these evaluations and continuous examinations will not harm our reported operating results and financial conditions.

Our management and a limited number of stockholders, many of whom are related parties, collectively hold a controlling interest in us.  They have significant influence over our management and their interests may not be aligned with our interests or the interests of our other stockholders.

Our management and a limited number of stockholders have majority control over us and our business plans and minority stockholders may be unable to meaningfully influence our course of action.  The existing management and a limited number of stockholders, many of whom are related parties, are able to control substantially all matters requiring stockholder approval, including nomination and election of directors and approval or rejection of significant corporate transactions.  There is also a risk that our existing management and a limited number of stockholders may have interests which are different from certain stockholders and that they will pursue an agenda which is beneficial to themselves at the expense of other stockholders.

We must successfully maintain and/or upgrade our information technology systems.

We rely on various information technology systems to manage our operations, which subjects us to inherent costs and risks associated with maintaining, upgrading, replacing and changing these systems, including impairment of our information technology, potential disruption of our internal control systems, substantial capital expenditures, demands on management time and other risks of delays or difficulties in upgrading, transitioning to new systems or of integrating new systems into our current systems.

A decline in general economic conditions resulting in a decrease in consumer-spending levels and an inability to access capital may adversely affect our business.

Many economic factors beyond our control may impact our forecasts and actual performance. These factors include consumer confidence, consumer spending levels, employment levels, availability of consumer credit, recession, deflation, inflation, a general slowdown of the U.S. economy or an uncertain economic outlook. Furthermore, changes in the credit and capital markets, including market disruptions, limited liquidity and interest rate fluctuations, may increase the cost of financing or restrict our access to potential sources of capital for future acquisitions.

The risks associated with our business are more acute during periods of economic slowdown or recession. In addition to other consequences, these periods may be accompanied by decreased consumer spending generally, as well as decreased demand for, or additional downward pricing pressure on, the products carrying our brands. Accordingly, any prolonged economic slowdown or a lengthy or severe recession with respect to either the U.S. or the global economy is likely to have a material adverse effect on our results of operations, financial condition and business prospects.

RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

Management exercises significant control over matters requiring shareholder approval which may result in the delay or prevention of a change in our control.

The combined voting power of the Common Stock ownership of our officers and directors and key employees is approximately 81% of our voting securities. Additionally, pursuant to the Voting Agreement, IM Ready agreed to appoint a person designated by the board of directors as IM Ready’s irrevocable proxy and attorney-in-fact with respect to the shares of the Common Stock received by IM Ready in connection with the Merger.  The proxy holder shall vote in favor of matters recommended or approved by the board of directors.

As a result, our management and key employees through such stock ownership exercises significant control over all matters requiring shareholder approval, including the election of our directors and approval of significant corporate transactions. This concentration of ownership in management and key employees may also have the effect of delaying or preventing a change in control of us that may be otherwise viewed as beneficial by shareholders other than management.

There are limitations on the liabilities of our directors and executive officers. Under certain circumstances, we are obligated to indemnify our directors and executive officers against liability and expenses incurred by them in their service to us.

Pursuant to our amended and restated certificate of incorporation and under Delaware law, our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability for breach of a director’s duty of loyalty, acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law, dividend payments or stock repurchases that are unlawful under Delaware law or any transaction in which a director has derived an improper personal benefit. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts, incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of the person’s services as one of our directors or executive officers. The costs associated with providing indemnification under these agreements could be harmful to our business.

The Company will incur increased costs as a result of being a public company, which may adversely affect its business.

As a public company, we will incur significant legal, accounting and other expenses that the Isaac Mizrahi Business did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002 and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies.  We expect these rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. For example, in anticipation of becoming a public company, the Company will be adopting policies regarding internal controls and disclosure controls and procedures in order to comply with public company internal control and disclosure standards.

Old XCel’s and the Isaac Mizrahi Business’s internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on its business.

The Company intends to begin the process of documenting its internal control procedures to satisfy the requirements of Section 404 (a) and (b), which requires an annual management assessment of the effectiveness of its internal controls over financial reporting and a report by its independent registered public accounting firm on the Company’s effectiveness of its internal controls over financial reporting. The Company intends to begin the process of addressing its internal controls over financial reporting and intends to begin establishing formal policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within its organization.

As a public entity, the Company will be required to complete its initial assessment in a timely manner. If the Company is not able to implement and document the necessary policies, processes, and controls to mitigate financial reporting risks, the Company may not be able to comply with requirements of Section 404 (a) and (b) in a timely manner or with adequate compliance. Matters impacting the Company’s internal controls may cause it to be unable to report its financial information on a timely basis and thereby subject it to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules. There could also be a negative reaction in the financial markets due to a loss of investor confidence in the Company and the reliability of its financial statements. Confidence in the reliability of the Company’s financial statements could also suffer if the Company were to report a material weakness in its internal controls over financial reporting. This could materially adversely affect the Company and lead to a decline in the price of its Common Stock.

The market price of our Common Stock may be volatile, which could reduce the market price of our Common Stock.

The publicly traded shares of our Common Stock are not initially widely held, and do not have significant trading volume, and therefore may experience significant price and volume fluctuations. This market volatility could reduce the market price of the Common Stock, regardless of our operating performance. In addition, the trading price of the Common Stock could change significantly over short periods of time in response to actual or anticipated variations in our quarterly operating results, announcements by us, our licensees or our respective competitors, factors affecting our licensees’ markets generally and/or changes in national or regional economic conditions, making it more difficult for shares of the Common Stock to be sold at a favorable price or at all. The market price of the Common Stock could also be reduced by general market price declines or market volatility in the future or future declines or volatility in the prices of stocks for companies in the trademark licensing business or companies in the industries in which our licensees compete.

We are subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our Common Stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. This classification would severely and adversely affect any market liquidity for our Common Stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	The basis on which the broker or dealer made the suitability determination; and

•	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commission payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling stockholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our Common Stock, if and when our Common Stock becomes publicly traded. In addition, the liquidity for our Common Stock may decrease, with a corresponding decrease in the price of our Common Stock. Our Common Stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our stockholders will, in all likelihood, find it difficult to sell their Common Stock.

Future sales of Common Stock in the public market or the issuance of Common Stock or securities senior to the Common Stock could adversely affect the trading price of our Common Stock.

Our Certificate of Incorporation currently authorizes our board of directors to issue shares of Common Stock in excess of the Common Stock outstanding after this Offering.  Any additional issuances of any of our authorized but unissued shares will not require the approval of stockholders and may have the effect of further diluting the equity interest of stockholders.

We may issue Common Stock in the future for a number of reasons, including to attract and retain key personnel, to lenders, investment banks, or investors in order to achieve more favorable terms from these parties and align their interests with our common equity holders, to management and/or employees to reward performance to finance our operations and growth strategy, to adjust our ratio of debt to equity, to satisfy outstanding obligations or for other reasons. If we issue securities, our existing stockholders may experience dilution.  Future sales of the Common Stock, the perception that such sales could occur or the availability for future sale of shares of the Common Stock or securities convertible into or exercisable for our Common Stock could adversely affect the market prices of our Common Stock prevailing from time to time.  The sale of shares issued upon the exercise of our derivative securities could also further dilute the holdings of our then existing stockholders, including holders of the convertible notes that receive shares of the Common Stock upon conversion of their notes. In addition, future public sales of shares of the Common Stock could impair our ability to raise capital by offering equity securities.

We may issue a substantial number of shares of common stock upon exercise of outstanding warrants and options, as payment of our obligations under the Note and to satisfy obligations to IM Ready if royalty revenue targets are met.

We have outstanding warrants and options to purchase 1,584,293 shares of common stock, of which warrants to purchase 794,828 shares are exercisable at a price of $0.01 per share.  The holders of warrants and options will likely exercise such securities at a time when the market price of our common stock exceeds the exercise price.  Therefore, exercises of warrants and options will result in a decrease in the net tangible book value per share of our common stock and such decrease could be material.  In addition, we may issue shares of common stock to satisfy up to $32,765,500 of earn-out payments to IM Ready if royalty revenue targets are met by the Isaac Mizrahi Business.

We may also satisfy our obligations under the $7,500,000 principal amount Note payable to IM Ready by issuing shares of common stock.  The number of shares which we issue to satisfy our earn-out payment obligations or obligations under the Note will be based on the future market price of our common stock and are currently net determinable.  The issuance of shares to satisfy such obligations and upon exercise of outstanding warrants and options will dilute our then-existing stockholders’ percentage ownership of our company, and such dilution could be substantial.  Sales or the potential for sale of a substantial number of such shares could adversely affect the market price of our common stock, particularly if our common stock remains thinly  traded at such time.

The Common Stock is not currently traded at high volume, and you may be unable to sell at or near ask prices or at all if you need to sell or liquidate a substantial number of shares at one time.

The Common Stock is currently traded, but with very low, if any, volume, based on quotations on the “Over-the-Counter Pink Sheets”, meaning that the number of persons interested in purchasing our Common Stock at or near bid prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that prior to the Closing Date, we did not have an operating business, however, we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that trading levels will be sustained.

Stockholders should be aware that, according to Commission Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.  Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

We do not anticipate paying cash dividends on the Common Stock.

You should not rely on an investment in our Common Stock to provide dividend income, as we currently do not plan to pay any in the foreseeable future.  Instead, we plan to retain any earnings to maintain and expand our existing licensing operations, further develop our trademarks and finance the acquisition of additional trademarks.  Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any return on their investment. In addition, the Loan prohibits us from paying any cash dividends while it is outstanding.

Provisions of our corporate charter documents could delay or prevent change of control.

Our Certificate of Incorporate authorizes our board of directors to issue up to 10,000,000 shares of “blank check” preferred stock without stockholder approval, in one or more series and to fix the dividend rights, terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges, and restrictions applicable to each new series of preferred stock.  In addition, we intend to amend our Certificate of Incorporation to divide our board of directors into three classes, serving staggered three-year terms.  Following such amendment, at least two annual meetings, instead of one, will be required to effect a change in a majority of our board of directors.  The designation of preferred stock in the future, the classification of our board of directors, its three classes could make it difficult for third parties to gain control of our company, prevent or substantially delay a change in control, discourage bids for the Common Stock at a premium, or otherwise adversely affect the market price of the Common Stock.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies.

Historically, the SEC has taken the position that Rule 144 under the Securities Act, as amended, is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC prohibits the use of Rule 144 for resale of securities issued by shell companies (other than business transaction related shell companies) or issuers that have been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met: the issuer of the securities that was formerly a shell company has ceased to be a shell company; the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company. As such, due to the fact that we had been a shell company prior to October 2005, holders of “restricted securities” within the meaning of Rule 144, when reselling their shares pursuant to Rule 144, shall be subject to the conditions set forth herein.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of the Isaac Mizrahi Licensing Business (A division of IM Ready-Made, LLC) (the “Isaac Mizrahi Business”) for the years ended December 31, 2010, December 31, 2009 and for the six months ended  June 30, 2011 and 2010 should be read in conjunction with the Selected Financial Data, the financial statements of the Isaac Mizrahi Business, and the notes to those financial statements that are included elsewhere in this Form 8-K. All statements other than statements of historical fact, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “ongoing,” “could,” “estimates,” “expects,” “intends,” “may,” “appears,” “suggests,” “future,” “likely,” “goal,” “plans,” “potential,” “projects,” “predicts,” “should,” “would,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K/A, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.  All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K/A.  Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K/A could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K/A to conform our statements to actual results or changed expectations.

Overview

Old Xcel was incorporated in Delaware on September 23, 2010 for the purpose of acquiring the Isaac Mizrahi Business. On May 19, 2011, the Buyers entered into the Purchase Agreement with IM Ready, Isaac Mizrahi and Marisa Gardini, as amended, pursuant to which the Buyers acquired the Isaac Mizrahi Business in conjunction with the consummation of the Merger and Short Form Merger on September 29, 2011.

Prior to our acquisition of the Isaac Mizrahi Business, the business was a division of IM Ready, separate and apart from IM Ready’s other business divisions. The Isaac Mizrahi Business is a licensing and design services business which consists of certain assets of IM Ready, including (i) the IM Trademarks, (ii) the license agreements between IM Ready and third parties related to the IM Trademarks, (iii) design agreements with LC and QVC to design the Liz Claiborne New York brand for sale exclusively at QVC, and (iv) computers, design software, and other assets related to the licensing and design of the IM Trademarks and the design of the Liz Claiborne New York brand.  The Isaac Mizrahi Business’ model allows it to focus on its core competencies of managing, marketing and design services without many of the risks and investment requirements associated with a more traditional operating company.

The Company’s plan is to continue to develop and grow the Isaac Mizrahi Business’s current license agreements and to enter into new license agreements for a variety of different product categories to be sold by the licensees into sales channels different from the current licensees.

The operating services previously provided by Earthbound will be provided internally.  Based on the current level of revenues, the Company’s first year projected wages and salaries is expected to be slightly less than IM Ready’s historical wages and salaries and the service fee it paid to Earthbound.

Although the Company may seek opportunities to acquire other brands, it has not identified any potential acquisitions.  The Company will analyze potential acquisitions for their growth potential, ability to sell products across platforms, fit with the Company’s existing business and the economic and strategic impact on the Company.  The Company will also seek to leverage its existing operational infrastructure to operate any acquired business or intellectual property that will have additional design, marketing or other personnel, if necessary.  Based on its current cash position, the Company will be required to raise additional equity financing, which may be dilutive, or debt financing, which may impose operating restrictions on the Company, unless substantially all of the consideration paid for an acquisition is paid through the issuance of capital stock or a note to the seller.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations is based on the financial statements that are included elsewhere in this Current Report on Form 8-K/A and present the assets, liabilities, revenues and expenses related to the historical operations of the Isaac Mizrahi Business on a carve-out basis in conformity with U.S. GAAP accounting standards and derived from the accounting records of IM Ready.

Such financial statements have been prepared for the purpose of complying with the rules and regulations of the Commission.  The Isaac Mizrahi Business is not a separate legal entity and therefore the financial statements are not necessarily indicative of the results of operations that would have occurred if the Isaac Mizrahi Business had been operated as a separate legal entity.  IM Ready’s net investment in the Isaac Mizrahi Business (identified as the “Parent’s Equity in Unit”) is shown in lieu of stockholders’ equity in the financial statements.

All of the allocations and estimates in the accompanying financial statements are based on assumptions that IM Ready and management believe are reasonable, and reasonably approximate the historical costs that the Isaac Mizrahi Business would have incurred as a separate entity.  However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Isaac Mizrahi Business had been operated as a separate entity.  The allocation of expenses were made to comply with the guidance provided by SAB Topic 1B1, “Allocation of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of another Entity”.

The Isaac Mizrahi Business’s operations, cash position, and its cash flows for the years ended December 31, 2010, and December 31, 2009, may not be indicative of what they would have been had the Isaac Mizrahi Business been a stand-alone entity, nor are they necessarily indicative of what our operating results and cash flows may be in the future.

Revenue Recognition

Revenue is recognized when earned and recorded in the applicable period or date.  Revenue is essentially earned when the Isaac Mizrahi Business has substantially met is obligations to be entitled to the benefits represented by the revenue.  The Isaac Mizrahi Business’ policy is to analyze all revenue sources and understand the nature and structure of these revenue sources and indentify the related events, in management’s judgment, that satisfies revenue recognition standards.

The primary business is licensing and managing the Isaac Mizrahi brand and namesake.  The Isaac Mizrahi Business provides the use of its proprietary trademarks and design and style guide services to third parties (the “Licensees”).  The Isaac Mizrahi Business does not own inventory and does not assume any liabilities or obligations of its licensees.

The Isaac Mizrahi Business has two types of revenues.  The first is royalties based on product sales and the other is design service fees based on services provided.

Royalty revenue recognition is based on minimum royalties and additional revenues based on a percentage of defined sales.  Minimum royalty revenue is recognized on a straight-line basis over each period, as defined in each license agreement.  Royalties exceeding the defined minimum amounts are recognized as income during the period that corresponds to the licensee’s sales.

Design service fees are recorded and recognized in accordance with the terms and conditions of each design fee contract, including the Isaac Mizrahi Business meeting its obligations and providing the relevant services under each contract.  Generally this is recording on a straight line basis each base fee as stated in each design fee service agreement for the covered period and, if applicable  recognizing additional payments in the period that it applies to.

Cash Flow and Liquidity

All cash flow requirements for the Isaac Mizrahi Business were funded by IM Ready, and cash management functions were not performed at the Isaac Mizrahi Business level. The Isaac Mizrahi Business did not maintain a separate cash account and the cash flows directly attributable to the Isaac Mizrahi Business are a result of management’s estimation.

Property and Equipment

Property and equipment are carried at cost.  Depreciation and amortization are computed on the straight-line method over the following estimated useful lives of the related assets, which range from five to seven years for equipment and furniture and leasehold improvements are amortized over the shorter of the economic useful life of the improvement or the lease period. Maintenance and repairs are charged to operations, while betterments and improvements are capitalized.

Income Taxes

The Isaac Mizrahi Business is not a reporting entity for income tax purposes, and accordingly, the financial statements have not provided for income taxes, except New York City Unincorporated Business Taxes.

Summary of operating results

The Isaac Mizrahi Business had net income of $4,626,000 for 2010 as compared to net income of $5,043,000 for 2009.

The Isaac Mizrahi Business had net income of $2,634,000 for the six months ended June 30, 2011 as compared to net income of $1,236,000 for the six months ended June 30, 2010.

Results of Operations for the Six Months Ended June 30, 2011 and June 30, 2010

Revenues – Licensing and design service fees for the six months ended June 30, 2011 increased to $5,789,000 from $3,522,000 for the six months ended June 30, 2010. The increase in revenue was attributable to the (i) QVC agreement effective third quarter of 2010 resulting in increased QVC royalties of $1,895,000, (ii) $400,000 increase in LC primarily related to royalty payments effective in December 2010 and (iii) partially offset by the decrease in design service income of $42,000 relating to LC.

As consideration for the termination and replacement of a previous design agreement between IM Ready and LC, the Isaac Mizrahi Business received a one-time fee of $9,000,000, which was recorded as a deferred royalty payment (other liabilities) on the balance sheet in the financial statements of the Isaac Mizrahi Business.  This amount was being amortized by the Isaac Mizrahi Business on a straight line basis over the life of the LCNY Agreement. Included in revenues for the six months ended June 30, 2011 and 2010 is amortized revenue of $1.2 million and $1.2 million, respectively.  Following the acquisition of the Isaac Mizrahi Business, the Company is not receiving the benefits of the one-time payment and will not record any deferred royalty payment as a result of the one-time payment.

The Isaac Mizrahi Business has received other advance payments of approximately $4 million.  This amount has been recorded as deferred royalty payment (other liabilities) on the balance sheet in the financial statements of the Isaac Mizrahi Business.  This amount is amortized on a straight line basis over the life of the corresponding agreement(s). Included in revenues for the six months ended June 30, 2011 and 2010 is amortized revenue of $0.3 million and $0.3 million, respectively.

The Isaac Mizrahi Business also had prepaid expenses relating to a portion of these deferred revenues.  These prepaid expenses have been recorded in the financial statements of the Isaac Mizrahi Business as other assets and are amortized as operating expenses on a straight line basis over the life of the corresponding license agreement.  The amount of expense relating to the prepaid servicing of these revenues was $0.1 million and $0.1 for the six months ended June 30, 2011 and 2010, respectively.

Upon the acquisition, the Company did not recognize or assume any value for the advance balances or prepaid expense because the Company is not receiving the economic benefit.  Furthermore, the Company has no performance commitments relating to these advance payments.

Expenses – Total expenses for the six months ended June 30, 2011 increased to $3,059,000 from $2,228,000 for the six months ended June 30, 2010.  The primary driver of the increase in expenses was the increase in direct operating expenses related to the license agreement with QVC that commenced in 2010.

•
Direct operating costs increased for the six months ended June 30, 2011 to $1,685,000 compared with $949,000 for the six months ended June 30, 2010. This increase mostly relates to the QVC license agreement whereby the Isaac Mizrahi Business outsourced part of the management of the license to Earthbound and incurred other additional operating costs relating to the new agreements combining for additional costs of $736,000.

•	Administrative costs increased by $95,000 for the six months ended June 30, 2011 compared with the six months ended June 30, 2010, mostly due to the increase in business activity.

•	Depreciation and amortization expenses remained flat at approximately $140,000 for each six month period.

Results of Operations for the Years Ended December 31, 2010 and December 31, 2009

Revenues – Licensing and design service fees for 2010 increased to $9,796,000 from $7,639,000 for 2009. The primary driver of the increase in revenue from 2009 to 2010 was related to the license agreement with QVC that commenced in 2010 (offset by the decrease in LC design fees discussed below).  Royalty income for 2010 was $6,349,000 compared with $337,000 in 2009.  The QVC license agreement accounted for almost 94% of the 2010 royalty income.  Partially offsetting the increase in royalty income is the reduction in design service of income to $3,448,000 in 2010 from $7,301,000 in 2009.  This occurred as a result of the restructuring of the LC design service agreement in October 2009. As a result of the restructuring, the Isaac Mizrahi business received a one-time fee of $9,000,000, reduced base design fees from $4.0 million per annum to $1.1 million per annum, and changed the sales channel from a broad retail sales distribution strategy to a QVC exclusive program.  The Isaac Mizrahi Business receives a 2% royalty of net retail sales on QVC for LC products in addition to the design services fees (this amounted to $376,000 in 2010 as compared to $0 received in the same period of the prior year.

Also included in revenues for the years ended December 31, 2010 and 2009 is the amortized portion of the deferred royalty payment to IM Ready of $2.3 million and $0.6 million, respectively, received as consideration for the termination and replacement of a previous design agreement between IM Ready and LC.

The Isaac Mizrahi Business has received other advance payments of approximately $4 million.  This amount has been recorded as other liabilities in the balance sheet.  This amount is amortized on a straight line basis over the life of the corresponding agreement(s). Included in revenues for the years ended December 31, 2010 and 2009 is amortized revenue of $0.7 million and nil million, respectively.

Likewise, there were prepaid expenses relating to a portion of these deferred revenues.  These prepaid expenses have been recorded as other assets and are amortized as operating expenses on a straight line basis over the life of the corresponding license agreement.  The amount of expense relating to the prepaid servicing of these revenues was $0.3 million and nil for the years ended December 31, 2010 and 2009, respectively.

Upon the acquisition, Xcel did not recognize or assume any value for the advance balances or prepaid expense because Xcel is not receiving the economic benefit.  Furthermore, Xcel has no performance commitments relating to these advance payments.

Expenses – Total expenses in 2010 increased to $4,950,000 from $2,416,000 in 2009. The primary driver of the increase in expenses from 2009 to 2010 was the increase in direct operating expenses related to the license agreement with QVC that commenced in 2010.

•
Direct operating costs increased in 2010 to $2,731,000 compared with $360,000 in 2009. The driver behind this increase mostly relates to the commencement of the QVC license agreement whereby the Isaac Mizrahi Business outsourced part of the management of the license to Earthbound and incurred other additional operating costs relating to the new agreement combining for an additional costs of $2.0 million.  Other additional direct operating costs related to the change in LC’s sales channel increasing costs by approximately $300,000 from 2009 to 2010.

•	Administrative costs increased by $138,000 in 2010 from 2009, mostly attributed to an increase in business activity.

•	Depreciation and amortization expenses increased to $283,000 from $257,000 as a result of additional leasehold improvements completed in 2010.

Trend information discussion

The Isaac Mizrahi Business has averaged $8.7 million of revenues and $5 million of operating margin (excess revenues over direct expenses) for the past two fiscal years.  As stated above, the Isaac Mizrahi Business has moved towards higher royalty revenues and less design service fees.  Royalty revenues have been primarily dependent on product sales on QVC.  Following the acquisition of the Isaac Mizrahi brand by the Company, new license agreements became effective for the Isaac Mizrahi brand, which are expected to increase overall revenues.  In addition, the Company is looking to expand product offerings and increase licensed royalty revenue by adding new product categories and entering into new licensed agreements.   As the Company adds new licenses it will reduce QVC licensed revenue concentration.

The termination of the Earthbound Agreement is expected to have minimal effect on direct expenses and operating margins for the short term.  Based on the current level of revenues, the Company’s first year projected wages and salaries, including the salaries payable to our executive officers, are expected to be slightly less than IM Ready’s historical wages and salaries and the service it provided to Earthbound.  Direct expense savings will be realized by the Company as license royalty revenues increase and the incremental direct costs are expected to be minimal compared with the fee structure under the Earthbound Agreement.

The Company is obligated to pay additional consideration to IM Ready upon meeting certain revenue target amounts over the four years following the acquisition.  The amount is payable by the Company in stock so long as the Loan is outstanding, otherwise cash or stock at the sole discretion of the Company.  The Company has recorded a contingent obligation based on the discounted projected earn-out payments.  The revenue that determines the annual earn-out consideration is based solely on the Isaac Mizrahi Business.  If revenues from the Isaac Mizrahi Business increase and constitute at least 76% of the Net Royalty Income targets described below, IM Ready will be eligible to earn the Earn-Out Value each year for four consecutive years after the Closing Date, with the number of shares to be issued based upon the greater of (i) $4.50 and (ii) average stock price for the last twenty days in such period.  The Earn-Out Value is payable solely in stock.

ROYALTY TARGET PERIODS	NET ROYALTY INCOME TARGET	EARN-OUT VALUE
First Royalty Target Period	$16,000,000	$7,500,000
Second Royalty Target Period	$20,000,000	$7,500,000
Third Royalty Target Period	$22,000,000	$7,500,000
Fourth Royalty Target Period	$24,000,000	$7,500,000

IM Ready will receive a percentage of the Earn-Out Value based upon the percentage of the actual Net Royalty Income of the Isaac Mizrahi Business to the royalty target as set forth below.

APPLICABLE PERCENTAGE	% OF EARN-OUT VALUE EARNED
Less than 76%	0%
76% up to 80%	40%
80% up to 90%	70%
90% up to 95%	80%
95% up to 100%	90%
100% or greater	100%

If the Isaac Mizrahi Business receives less than the Net Royalty Income targets specified above during the 12-month period following the closing, IM Ready will be obligated to remit to the Buyers the difference between the net royalty income received and such target in cash or through a reduction of the principal amount of the Note.

IM Ready will also be eligible to earn up to $2,765,500, payable in cash or Common Stock, at the Company’s option, contingent upon the Isaac Mizrahi Business receiving Cash Net Royalty Income of at least $2,500,000 from QVC in the twelve month period ending on the four year anniversary of the Closing Date with such stock based upon the greater of (x) $4.50 and (y) fair market value of the common stock at the time of such issuance.

As consideration for the termination and replacement of a previous design agreement between IM Ready and LC, the Isaac Mizrahi Business received a one-time fee of $9,000,000, which was recorded as a deferred royalty payment.  This amount was being amortized by the Isaac Mizrahi Business on a straight line basis over the life of the LCNY Agreement. Included in revenues for the six months ended June 30, 2011 and year ended 2010 is amortized revenue of $1.2 million and $2.3 million, respectively.  Following the acquisition of the Isaac Mizrahi Business, the Company is not receiving the benefits of the one-time payment and will not record any deferred royalty payment as a result of the one-time payment.

Upon the acquisition of the Isaac Mizrahi Business, the Company became required to report on a pro-forma basis comparative financial statements pre and post closing of the Isaac Mizrahi Business.  The Company incurred expenses relating to the acquisition.  In accordance with Statement of Financial Accounting Standards No. 141(R) these expenses are expensed when incurred.  Although these expenses are directly related to the acquisition of the Isaac Mizrahi Business, and are considered non-recurring, they could have a material impact on the results from operations for the current period.

Liquidity and Capital Resources

The Company financed the acquisition of the Isaac Mizrahi Business with approximately $4.3 million of proceeds received from the issuance of common stock and $13.1 million of net proceeds from the Loan.  As part of the consideration to IM Ready, the Company paid to IM Ready approximately $10.1 million and $1.5 million in an assumed obligation of IM Ready and incurred transaction costs and fees of $1.2 million.  Following the acquisition, the Company had $4.6 million in cash.  The Company paid or is obligated to pay another $600,000 to $800,000 in additional transaction and transition costs and fund a security deposit in the amount of $175,000 shortly after closing.  The Company has approximately $3.6 to $3.8 million of working capital immediately after the acquisition.

As part of the financing for the acquisition, the Company also incurred $1.2 million of installment obligations and issued a $7.4 million principal amount Note to IM Ready.  Over the next year, the Company has approximately $1.3 million of cash payment obligations under the Loan and installment obligation.   The Company expects to meet these obligations from existing cash and operating cash flow.  Neither the Loan nor the installment obligation are subject to change in cost structure.  The Company has minimal capital expenditure requirements and has no future capital commitments.

The Company expects that existing cash and operating cash flows will be adequate to meet the Company’s operating needs, debt service obligations and capital expenditure needs for the next twelve months.  The Company is dependent on its licensees for all of its revenues, and there is no assurance that the licensees will perform as projected.

Prior to September 29, 2011, cash flow requirements for the Isaac Mizrahi Business were funded by IM Ready, and cash management functions were not performed at the Isaac Mizrahi Business level. The Isaac Mizrahi Business did not maintain a separate cash account from its other business divisions.  IM Ready’s Isaac Mizrahi Business has been able to fund its working capital needs from its operations.  The Isaac Mizrahi Business has not had significant need for capital expenditures in recent years.  Prior to its acquisition by the Company, the Isaac Mizrahi Business did not require any debt to fund its operations, although  IM Ready has maintained a credit line to fund its other business divisions.

We also believe that cash from future operations as well as currently available cash will be sufficient to satisfy our anticipated working capital requirements for the foreseeable future, including the debt service of the $13.5 million Loan and making necessary upgrades to the Company’s infrastructure and technology.

The Company’s business model does not require significant capital expenditures, nor does it require the Company to advance expenses such as inventory.  Although the Company is limited to $400,000 per year in capital expenditures under the Loan, the Company estimates that capital expenditures for the next twelve months will be less than this amount, including for upgrading technology and equipment and fixture needs and making necessary improvements to our leased premises.  Therefore, the Company does not believe that this covenant will restrict its expected operations.

Term Loan

On the Closing Date, IM Brands entered into a five year senior secured term facility (the “Loan”) with MidMarket Capital Partners, LLC (“MidMarket”) in the aggregate principal amount of $13,500,000, the net proceeds of which, together with the net proceeds of the Offering, were used: to purchase the Isaac Mizrahi Business; to pay $1,500,000 to QVC, Inc. (“QVC”) under the agreement pursuant to which QVC agreed, among other things, to the assignment to the Company of its agreement with IM Ready; to pay certain fees and expenses of the acquisition of the Isaac Mizrahi Business (as defined herein), the Merger and the Offering; and for general working capital purposes. The Loan is secured by all of the assets and membership interests of IM Brands, and is guaranteed by the Company.  On the Closing Date, the Company also paid a closing fee of $405,000 to MidMarket, equal to 3% of the committed amount.

The principal amount of the Loan is payable as follows:  0% following the closing until January 5, 2013, 2.5% on January 5, 2013 through October 5, 2013,; 3.75% on January 5, 2014 through October 5, 2014; 6.25% on January 5, 2015 through October 5, 2015; 12.5% on January 5, 2016 through the maturity date, which is the date that is 5 years after the closing date.

The interest rate on the Loan is a fixed rate of 8.5%, payable in cash.

Optional Prepayment.  IM Brands may prepay the Loan in whole or in part in increments of $500,000, provided that IM Brands pay the following premium in connection with the prepayment:

Period	Applicable Premium
First year following the Closing	3%
Second year following the Closing	2%
Third year following the Closing	1%
Fourth year following the Closing	0%

Mandatory Prepayments.  IM Brands is required to prepay the Loan under the following conditions:  (1) if certain indebtedness is incurred by the Company; (2) if IM Brands undertakes certain asset sales or sales of capital stock, with limited exceptions; (3) if there is a payment of the benefits of the Isaac Mizrahi life insurance policy; (4) from excess cash flow of the Company (as defined in the Loan) and (5) from net cash proceeds received by the Company, IM Brands or any subsidiary in excess of $1,000,000 from the sale of equity securities to the extent such proceeds are not used to fund the purchase price, fees, costs or expenses of a potential acquisition.

Excess Cash Flow Sweep.  In addition to the Mandatory Prepayments described above, if for any fiscal year ending on or subsequent to December 31, 2012, there is excess cash flow (as defined in the Loan agreements) for such year, then on the payment date following the end of such year, IM Brands is required to make a principal payment on the Loan equal to the lesser of (i) 50% of the excess cash flow or (ii) the positive result of the unencumbered cash and cash equivalents of the Company minus the greater of (x) the Excess Liquidity required to be maintained by IM Brands and (y) $3,000,000.  We believe that any excess cash flow sweep payment that we make would not have a material adverse effect on our operating cash needs.

Financial Covenants.  So long as the Loan remains unpaid or unsatisfied, IM Brands shall not, and shall not permit any of its subsidiaries to, directly or indirectly:

1.	Minimum Liquidity. Permit Excess Liquidity to be less than the amount set forth below during each applicable period set forth below:

Fiscal Quarter	Excess Liquidity
Closing Date through December 31, 2011	$1,500,000
January 1, 2012 through March 31, 2012	$1,750,000
April 1, 2012 through June 30, 2012	$2,250,000
July 1, 2012 through September 30, 2012	$2,750,000
October 1, 2012 through June 30, 2013	$3,000,000
July 1, 2013 through September 30, 2013	$3,250,000
October 1, 2013 through March 31, 2014	$3,500,000
April 1, 2014 through June 30, 2014	$3,750,000
July 1, 2014 and thereafter	$4,000,000

2.	Capital Expenditures. Permit the aggregate amount of Capital Expenditures to exceed $400,000 (whether or not financed) for any period of four fiscal quarters of IM Brands.

3.
Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio as of the end of each of the fiscal quarters ending on the dates (or for the periods) set forth for the period of four fiscal quarters ending on such dates (or for the periods) below to be less than the ratio set forth below opposite such period:

Trailing Four Fiscal Quarters Ending	Minimum Fixed Charge
Coverage Ratio
September 30, 2012 and December 31, 2012	1.90 to 1.00
March 31, 2013 and June 30, 2013	1.60 to 1.00
September 30, 2013, December 31, 2013, March 31, 2014, June 30, 2014 and September 30, 2014	1.50 to 1.00
December 31, 2014 and March 31, 2015	1.30 to 1.00
June 30, 2015 and thereafter	1.15 to 1.00

4.
Consolidated Total Leverage Ratio.  Permit the Consolidated Total Leverage Ratio as of the end of each of the fiscal quarters ending on the dates (or for the periods) set forth for the period of four fiscal quarters ending on such dates (or for  the periods) below to be greater than the ratio set forth below opposite such period:

Trailing Four Fiscal Quarters Ending	Maximum
Consolidated
Leverage Ratio
September 30, 2012 and December 31, 2012	3.50 to 1.00
March 31, 2013	3.30 to 1.00
June 30, 2013 and September 30, 2013	3.00 to 1.00
December 31, 2013	2.75 to 1.00
March 31, 2014	2.25 to 1.00
June 30, 2014 and thereafter	2.00 to 1.00

5.
Minimum Consolidated EBITDA.  Permit Consolidated EBITDA as of the end of each of the fiscal quarters ending on the dates set forth for the period of four fiscal quarters ending on such dates below to be less than the amount set forth opposite such quarter in the table below; provided that for the fiscal quarters ended on December 31, 2011, March 31, 2012 and June 30, 2012, such periods shall be one fiscal quarter, two fiscal quarters and three fiscal quarters, respectively:

Fiscal Quarter	Consolidated EBITDA
December 31, 2011	$250,000
March 31, 2012	$1,250,000
June 30, 2012	$2,500,000
September 30, 2012	$4,000,000
December 31, 2012 and March 31, 2013	$4,250,000
June 30, 2013	$4,500,000
September 30, 2013	$4,750,000
December 31, 2013 and thereafter	$5,000,000

Failure to satisfy any of the financial covenants will result in an event of default under the Loan, except that IM Brands has a five-day cure period for violations of the minimum liquidity covenant.  Upon an event of default, the lenders may declare the Loan to be immediately due and payable.  The Company is currently in compliance with each covenant and anticipates remaining in compliance.  If we were unable to pay our outstanding obligations at such time, the lenders could foreclose on the Company’s and IM Brands’ assets and/or our membership interests in IM Brands.

Sources & Uses of Cash

The following is a summary of the Isaac Mizrahi Business sources and uses of cash for the six months ended June 30, 2011 and the year ended December 31, 2010.

Operating Activities.  Net cash provided by operating activities of the Isaac Mizrahi Business was approximately $1.50 million and $6.320 million for the six months ended June 30, 2011 and June 30, 2010, respectively.   Net cash provided by operating activities of the Isaac Mizrahi Business was approximately $8.75 million and $9.3 million for the years ended December 31, 2010 and December 31, 2009, respectively.  For the six months ended June 30, 2010 and the year ended December 31, 2010, the $8.7 million of cash provided by operating activities included the $4.5 million balance of the $9.0 million one-time payment discussed above.

Investing Activities.  The Isaac Mizrahi Business had no investing activity for the six months ended June 30, 2011 and $69,000 for the six months ended June 30, 2010.  The Isaac Mizrahi Business had $76,000 and $100,000 net cash used in investing activities to purchase equipment and fixtures during the years ended December 31, 2010 and December 31, 2010, respectively.

Financing Activities.  Net cash used in financing activities for member distributions by the Isaac Mizrahi Business was $1,523,000 and $6,519,000 for the six months ended June 30, 2011 and June 30, 2010, respectively.  Net cash used in financing activities for member distributions by the Isaac Mizrahi Business was $8,997,000 and $9,114,000 for the years ended December 31, 2010 and December 31, 2009, respectively.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages, and positions of our new executive officers and directors as of the date hereof. Executive officers are elected annually by our board of directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION
Robert W. D’Loren	53	Chairman of the Board and Chief Executive Officer
James F. Haran	50	Chief Financial Officer and Assistant Secretary
Giuseppe “Joe” Falco	40	President and Chief Operating Officer of the Isaac Mizrahi Brand
Marisa Gardini	44	Executive Vice President of Strategic Planning and Marketing
Seth Burroughs	31	Executive Vice President of Business Development and Treasury and Secretary
Stephen J. Cole-Hatchard	54	Director

Stephen J. Cole-Hatchard will resign on the Appointment Date, and Marisa Gardini and the following individuals have agreed to serve as directors commencing on the Appointment Date:

NAME	AGE	POSITION
Jeffrey Cohen	51	Director
Mark DiSanto	49	Director
Todd Slater	49	Director
Edward Jones, III	63	Director
Howard Liebman	69	Director

The business background descriptions of the newly appointed directors and officers and the individuals who have agreed to serve as directors commencing upon the Appointment Date are as follows:

Robert W. D’Loren is our Chairman of the Board and Chief Executive Officer. He served as Chairman and CEO of IPX Capital, LLC and related subsidiaries, a consumer products advisory firm from 2009 to 2011.  Mr. D’Loren previously served as a Director and President and Chief Executive Officer of Nexcen Brands, Inc., a global brand acquisition and management company from June 2006 until August 2008.  Prior to NexCen Brands, he served as President and Chief Executive Officer of UCC Capital Corporation (“UCC”) from 2004 to 2006. Prior to forming UCC, Mr. D’Loren served as President and Chief Operating Officer of CAK Universal Credit Corporation, an intellectual property finance company from 1998 to 2003.  Mr. D’Loren’s career debt and equity investments in intellectual property centric and consumer branded products companies exceed $1.0 billion.  From 1985 to 1997, Mr. D’Loren served as President and Chief Executive Officer of the D’Loren Organization, an investment and restructuring firm responsible for aggregate transactions in excess of $2 billion.  Prior to that, Mr. D’Loren served as an asset manager for Fosterlane Management where he managed in excess of $1.0 billion in assets, and previously served as a manager with Deloitte.  Mr. D’Loren is a Certified Public Accountant and holds a Master’s degree from Columbia University and a B.S. from New York University.

Mr. D’Loren has served on the board of directors of Iconix Brand Group, Longaberger Company, Business Loan Center, Achilles Track Club International and served as a board advisor to The Athletes Foot and Bill Blass, Ltd.

James F. Haran is our Chief Financial Officer.  Mr. Haran served as CFO of IPX Capital, LLC and related subsidiaries, a consumer products advisory firm from 2009 to 2011. Mr. Haran was the Executive Vice President, Capital Markets for Nexcen Brands, Inc. from 2006 to 2008 and Chief Financial Officer and Chief Credit Officer for UCC Capital Corp. and its predecessor company, CAK Universal Credit Corp. from 1998 to 2006.  Prior to joining UCC, Mr. Haran was a partner at Sidney Yoskowitz and Company P.C., a registered diversified certified public accounting firm. During his tenure, which began in 1987, his focus was on real estate and financial services companies. Mr. Haran served his clients on an array of strategic and operational levels.  Mr. Haran is a Certified Public Accountant and holds a Bachelor of Science degree from State University of New York at Plattsburgh.

Giuseppe “Joe” Falco is our President and Chief Operating Officer of the Isaac Mizrahi Brand.  Mr. Falco is a merchant with almost two decades of experience in managing lifestyle brands and business development.  Mr. Falco served as President of Misook, a division of HMX from 2009 to 2010, as Worldwide President and Chief Merchant for Elie Tahari from 2007 to 2009 and as President of Sixty USA from 2005 to 2006. Prior to that position, Mr. Falco was Senior Vice President for Dolce & Gabbana from 1998 to 2004, where he was responsible for North American development and operations.  Mr. Falco started his career with the luxury retailer Barneys New York where he became a student of product, merchandising, and brand communication.

Marisa Gardini is our Executive Vice President of Strategic Planning and Marketing and has agreed to serve as as director on the Appointment Date.  Since 2006, Ms. Gardini has served as President and Chief Executive Officer of IM Ready. During this tenure, she has led all segments of the business including managing all media and public relations, licensing, design, and merchandising for Isaac Mizrahi, and has worked to help launch Isaac Mizrahi at Target, LC, and QVC. Ms. Gardini has a B.A. from Barnard College and a J.D. from Brooklyn Law, and currently serves on the board of trustees of Brearley School in New York City.

Seth Burroughs is our Executive Vice President of Business Development and Treasury. From 2006 to 2010, Mr. Burroughs served as Vice President of NexCen Brands, Inc., where he was responsible for M&A and Strategic initiatives for the Company.  At NexCen, Mr. Burroughs oversaw over $300 million in acquisitions. Prior to his role at NexCen, from 2003 to 2006 Mr. Burroughs served as Director of M&A Advisory and Investor Relations at UCC Capital Corp., a financing company specializing in consumer branded products M&A and the securitization of intellectual property, where he worked on an additional $500 million in acquisitions and $300 million in specialty financing as an advisor to consumer branded products companies in the franchising and apparel industries. From 2001 to 2003, Mr. Burroughs worked as a Senior Financial Analyst at The Pullman Group where he was involved with structuring the first securitizations of music royalties including the Bowie Bonds, and as a Financial Analyst at Merrill Lynch’s private client group. Mr. Burroughs is a graduate of The Wharton School of Business at the University of Pennsylvania, and serves on the board of directors of the Young Learners of New York, a charity focused on providing equipment and funding to public middle schools of New York City.

Jeffrey Cohen has agreed to serve as a member of our board of directors commencing on the Appointment Date. Jeffrey Cohen has a unique and deep background in American retail. From 2000 to present, he has served as Co-Chairman of Earthbound, LLC.  Mr. Cohen oversees all business and creative operations for the company. Earthbound is a full service brand design and licensing business. Since Mr. Cohen joined Earthbound, Earthbound managed brands have generated over $10 Billion in retail sales. From 1983 to 1999, Mr. Cohen served as Principal and EVP of Conway Stores, a major NY based deep discount retail business founded by his father in 1942. At Conway, Mr. Cohen was involved in all aspects of the business operation including significant involvement in merchandising and operations.  Jeff served for 10 years on the Executive Board and as Chairman of the Board of Education at Hillel Yeshiva. Jeff is currently Chairman of the Board of the Allegra Franco Sephardic Women’s Teachers College.

Mark DiSanto has agreed to serve as a member of our board of directors commencing on the Appointment Date. From 1988 to the present, Mr. DiSanto has served as the Chief Executive Officer of Triple Crown Corporation a regional real estate development and investment company with commercial and residential development projects exceeding 7 million square feet. Mr. DiSanto received a degree in business administration from Villanova University’s College of Commerce and Finance, a Juris Doctorate from the University of Toledo College of Law and an MS degree from Columbia University.

Todd Slater has agreed to serve as a member of our board of directors commencing on the Appointment Date. Mr. Slater has a broad and distinguished background in the retail and branded consumer sectors, serving most recently as a Managing Director at Lazard Capital Markets. At Lazard and then Lazard Capital Markets, Mr. Slater led the retail and branded consumer research team from 1996-2011, where he won numerous industry awards, including the #1 “Best Analyst” ranking by Starmine and the Financial Times in Specialty Retail, and the #2 “Best On The Street” in the Clothing and Accessory sectors over a period of many years. Prior to joining Lazard, Mr. Slater was a Vice President and headed the retail and consumer research team at UBS Securities from 1992-1996, where he was ranked by Institutional Investor as #1 “Up and Comer” in the Textile and Apparel space. During this period, Mr. Slater was President of the Textile and Apparel Analyst Group in NY from 1999-2002. Before becoming a top retail and consumer industry analyst, Mr. Slater began his career at Macy’s New York, where he started in the Executive Training Program, rising to senior executive positions in merchandising, buying, and store management from 1984-1992. Mr. Slater received a B.A. in French Literature from Tufts University, and also completed a year of studies at Science Po (Institute d’Etudes Politiques) in Paris, France.

Edward Jones, III has agreed to serve as a member of our board of directors commencing on the Appointment Date. In a career that has spanned over thirty-five years in the fashion industry, Mr. Jones has been recognized as a marketing and brand visionary.  Mr. Jones began his career in retail in Dallas, Texas with Hartmarx. Mr. Jones then moved on to Neiman Marcus where he spent five years in various men’s merchandising and buying positions. In his career Edward Jones has held positions in major companies that include CEO (Perry Ellis Men’s, Women’s & International; Segrets Inc., GM Design Inc.), President (Calvin Klein, Esprit, Haggar Women’s), Director International Licensing (Perry Ellis, Calvin Klein), Creative Director (Haggar Women’s), Chief Merchandising Officer (Haggar Men’s & Women’s). For the past four years, he has been active as an advisor in the fashion apparel, accessory and footwear markets in numerous brand and company strategies and M&A assignments. During this period he has participated in the review and analysis of over sixty companies or brands. He has advised on brand and business model strategy in over half of these companies.

Howard Liebman has agreed to serve as a member of our board of directors commencing on the Appointment Date. From 2008 to the present, Mr. Liebman has served as a Director and member of the Executive Committee of Federation Employment and Guidance Services (FEGS) and as the chairman of its audit committee.  FEGS is a large not-for-profit health and human services organization providing a vast array of services to individuals and families throughout the greater New York area.  Mr. Liebman was a director of Sharper Image Corporation and served as chairman of its audit committee from 2006 to 2008.  In February 2008, Sharper Image filed for bankruptcy under Chapter 11 of Title 11 of the Bankruptcy Code.

Howard Liebman was President, Chief Operating Officer and a director of Hobart West Group, a provider of national court reporting and litigation support services from 2007 until the sale of the business in 2008.  Mr. Liebman served as a consultant to Hobart from 2006 to 2007.  Mr. Liebman was President, Chief Financial Officer and director of Shorewood Packaging Corporation, a New York Stock Exchange multinational manufacturer of high-end value-added paper and paperboard packaging for the entertainment, tobacco, cosmetics and other consumer products markets.  Mr. Liebman joined Shorewood in 1994 as Executive Vice President and Chief Financial Officer and served as its President from 1999 until Shorewood was acquired by International Paper in 2000.  Mr. Liebman continued as Executive Vice President of Shorewood until his retirement in 2005.  Mr. Liebman is a Certified Public Accountant and was an audit partner with Deloitte and Touche LLP (and its predecessors) from 1974 to 1994.

Directors’ Qualifications

In furtherance of our corporate governance principles, each of our directors brings unique qualities and qualifications to our board.  We believe that all of our director nominees and directors have a reputation for honesty, integrity, and adherence to high ethical standards.  They each have demonstrated business acumen, leadership and an ability to exercise sound judgment, as well as a commitment to serve XCel and our Board.  The following descriptions demonstrate the qualifications of each director:

Robert D’Loren has extensive experience in and knowledge of the licensing and commercial business industries and financial markets.  This knowledge and experience, including his experience as director, president and chief executive officer of a global brand management company provide us with valuable insight to formulate and create the Company’s acquisition strategy and how to manage and license acquired brands.

Marisa Gardini has operated and co-owned the Isaac Mizrahi Brand for over nine years and has a unique knowledge of the brand and its position in the marketplace.

Jeffrey Cohen has a strong retail industry background with experience in licensing, consumer brand management and merchandising and has developed relationships with various retailers.  His background includes the management of the Isaac Mizrahi Brand through his positions with Earthbound.

Mark DiSanto has experience in building and running businesses and brings his strong business acumen to the Board.

Todd Slater has extensive knowledge and experience in the retail and branded consumer sector industry, through his senior positions at investment banking firms, focusing on retail and consumer research, and his senior positions at Macy’s.  Mr. Slater also brings relationships with various retailers and businesses in the consumer products markets.

Edward Jones III brings over 35 years of experience in the fashion industry, as well as relationships in the fashion and apparel industries.

Howard Liebman brings extensive knowledge of accounting, the capital markets, mergers and acquisitions, financial reporting and financial strategies from his extensive public accounting experience and prior service as Chief Financial Officer of a public company.

Key Employees

Isaac Mizrahi is Chief Design Officer for the Isaac Mizrahi Brand.  Mr. Mizrahi founded the Isaac Mizrahi New York brand in 1987 and has been the President and Chief Designer of IM Ready.  As Chief Design Officer, Mr. Mizrahi is responsible for design and design direction for all brands under the Isaac Mizrahi Business, including the Isaac Mizrahi New York brand, which is still sold in Bergdorf Goodman and other luxury retailers.  In December 2009, Mr. Mizrahi launched his lifestyle collection, Isaac Mizrahi Live! on QVC for IM Ready.  Under IM Ready’s design agreement with LC, Mr. Mizrahi also serves as the creative director for the Liz Claiborne New York line at QVC.  Previously, Mr. Mizrahi teamed with Target in 2003 to launch an innovative collection of chic and stylish clothing and accessories for women.  Mr. Mizrahi has received four awards from the Council of Fashion Designers of America (CFDA), including two awards for Designer of the Year and an award in 1996 for the documentary “Unzipped”. Mr. Mizrahi’s media presence includes publishing the book “How to Have Style” in 2008, and appearances and roles in films and television shows, including “Sex in the City,” “Ugly Betty” and “Celebrity Jeopardy” and has hosted his own series, Bravo’s “The Fashion Show,” as well as series on the Oxygen Network and the Style Network. Mr. Mizrahi is also the host of the media program Project Runway All-Stars which begins airing in the first quarter of 2012.  Mr. Mizrahi has also designed costumes and/or directed productions for the Metropolitan Opera, the Mark Morris Dance Company, the Opera Theatre of St. Louis, and the Brooklyn Youth Choir, and has served on the board of directors of and is actively involved with the Good Shepherd Services which provides services to underserviced children.

Lori Shea is our Senior Vice President of Licensing Operations. Ms. Shea served as the SVP of Marketing and Strategic Planning of IPX Capital, LLC and its related subsidiaries, a consumer products advisory firm from 2009 to 2011 where she was responsible for coordinating all facility and operations logistics and overseeing the strategic objectives within the organization. From 2006 to 2010 Ms. Shea served as Executive Vice President of Marketing for NexCen Brands, where she coordinated corporate communications, investor relations, business development as well as serving as the licensing and integration liaison for nine lifestyle brands across 1,900 franchise stores in over 45 countries. Ms. Shea’s strategic expertise spans the past 25 years, with substantial experience in the consumer branded product industries and product development. Prior to her role at NexCen, from 2004 to 2006 Ms. Shea served as the Director of Marketing at UCC Capital Corporation. Prior to UCC, Ms. Shea served as the Director of Marketing for CAK Universal Credit Corporation from 1998 to 2003.  From 1988 to 1997, Ms. Shea served as the Director of Marketing for D’Loren Organization in various operations and marketing functions.

Employment Agreements with Executives and Key Employees

Robert D’Loren.  On September 22, 2011, and effective as of September 16, 2011, the Company entered into a three-year employment agreement with Robert D’Loren for him to serve as our Chief Executive Officer. Additionally, we shall use our reasonable best efforts to cause Mr. D’Loren to be nominated to our Board of Directors and to serve as our Chairman of the Board during the term of the agreement.  Following the initial three-year term, the agreement will be automatically renewed for one year terms thereafter unless either party gives written notice of intent to terminate at least 90 days prior to such termination.  Mr. D’Loren’s salary for the first year, starting on the Closing Date, is $240,000, for the second year, it is $530,000 and for third year it is $580,000.  The board or the compensation committee may approve increases (but not decreases) from time to time.  Following the initial three-year term, the base salary shall be reviewed at least annually.  We will also reimburse Mr. D’Loren for up to $50,000 of undocumented expenses each calendar year. In addition, Mr. D’Loren will receive an allowance for an automobile appropriate for his level of position, and the Company shall pay (in addition to monthly lease or other payments) all of the related expenses for gasoline, insurance, maintenance, repairs or any other costs up to $2,000 per month associated with Mr. D’Loren’s automobile.

Bonus.  Mr. D’ Loren is eligible for an annual cash bonus of up to $450,000 per year based on annual EBITDA targets.  The cash bonus is a portion of five percent of the licensing income in excess of $8,000,000 earned and received by us, in accordance with the following schedule:

Annual Level of Target EBITDA Achieved for each fiscal year ending December 31, 2011 and thereafter	Percentage of 5% of the licensing income earned by the Company in excess of $8 million

0%-49%	0%

50%-69%	60%

70%-89%	80%

90%-100%	100%

Severance.  If Mr. D’Loren’s employment is terminated by us without “cause”, or if Mr. D’Loren resigns with “good reason”, or if we fail to renew the term, then Mr. D’Loren will be entitled to receive his unpaid base salary and cash bonuses through the termination date and an amount equal to the base salary in effect on the termination date for the longer of two years from the termination date and the remainder of the then-current term.  Additionally, Mr. D’Loren would be entitled to two times the average annual cash bonuses paid in the preceding 12 months.  Mr. D’Loren would also be entitled to continue to participate in our group medical plan, subject to certain conditions, for a period of 18 months from the termination date.

Change of Control.  In the event Mr. D’Loren’s employment is terminated within twelve months following a change of control by the Company without cause or by Mr. D’Loren with good reason, he would be entitled to a lump sum payment equal to two times (i) his base salary in effect on the termination date for the longer of two years from the termination date and the remainder of the then-current term and (ii) two times the average annual cash bonuses paid in the preceding 12 months, minus $100.  “Change of control,” as defined in Mr. D’Loren’s employment agreement, means a merger or consolidation to which we are a party, a sale, lease or other transfer, exclusive license or other disposition of all or substantially all of our assets, or a sale or transfer by our stockholders of voting control, in a single transaction or a series of transactions.

Warrants.  On the Closing Date, Mr. D’Loren received a warrant to purchase 239,250 shares of our common stock with an exercise price equal to $5.00 per share.  The warrant vested and became exercisable on the Closing Date and has a ten-year term.  The shares of common stock underlying the warrant have customary piggy back registration and cashless exercise rights.

Non-Competition and Non-Solicitation.  During the term of his employment by the Company and for a one-year period after the termination of such employment (unless Mr. D’Loren’s employment was terminated without cause or was terminated by him for good reason, in which case only for his term of employment and a six-month period after the termination of such employment), Mr. D’Loren may not permit his name to be used by or participate in any business or enterprise (other than the mere passive ownership of not more than 5% of the outstanding stock of any class of a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market) that engages or proposes to engage in the Company’s business in the United States, its territories and possessions and any foreign country in which the Company does business as of the date of termination of such employment, other than the Company and its subsidiaries.  Also during his employment and for a one-year period after the termination of such employment, Mr. D’Loren may not, directly or indirectly, solicit, induce or attempt to induce any customer, supplier, licensee, or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or any of its subsidiaries; or solicit, induce or attempt to induce any person who is, or was during the then-most recent 12-month period, a corporate officer, general manager or other employee of the Company or any of its subsidiaries, to terminate such employee’s employment with the Company or any of its subsidiaries; or hire any such person unless such person’s employment was terminated by the Company or any of its subsidiaries; or in any way interfere with the relationship between any such customer, supplier, licensee, employee or business relation and the Company or any of its subsidiaries.

James Haran.  On September 22, 2011, and effective as of September 16, 2011, the Company entered into a two-year employment agreement with James Haran for him to serve as our Chief Financial Officer.  Following the initial two-year term, the agreement will be automatically renewed for one year terms thereafter unless either party gives written notice of intent to terminate at least 30 days prior to such termination.  Mr. Haran’s salary for the first year starting on the Closing Date is $225,000 per year and for the second year it is $250,000.  The board or the compensation committee may approve increases (but not decreases) from time to time.   Following the initial two year term, the base salary shall be reviewed at least annually. In addition, Mr. Haran will receive a car allowance of up to $1,000 per month.

Bonus.  Mr. Haran is eligible for a cash bonus of up to $50,000 based upon the following: 50% of the $50,000 cash bonus shall be paid to Mr. Haran if we achieve at least 70% of our budgeted EBITDA and 100% of the $50,000 cash bonus shall be paid to Mr. Haran if we achieve at least 90% of our budgeted EBITDA.

Severance.  If Mr. Haran’s employment is terminated by us without “cause”, or if Mr. Haran resigns with “good reason”, or if we fail to renew the term, then Mr. Haran will be entitled to receive his unpaid base salary and cash bonuses through the termination date and an amount equal to his base salary in effect on the termination date for 12 months.  Mr. Haran would also be entitled to continue to participate in our group medical plan, subject to certain conditions, for a period of 12 months from the termination date.

Change of Control.  In the event Mr. Haran’s employment is terminated within twelve months following a change of control by the Company without cause or by Mr. Haran with good reason, Mr. Haran would be entitled to a lump sum payment equal to his base salary in effect on the termination date for 12 months following such termination.  “Change of control,” as defined in Mr. Haran’s employment agreement, means a merger or consolidation to which we are a party, a sale, lease or other transfer, exclusive license or other disposition of all or substantially all of our assets, or a sale or transfer by our stockholders of voting control, in a single transaction or a series of transactions.

Warrants.  On the Closing Date, Mr. Haran received a warrant to purchase 49,500 shares of our common stock with an exercise price equal to $5.00 per share.  The warrant vested and became exercisable on the Closing Date and has a ten-year term. The shares of common stock underlying the warrant have customary piggy back registration and cashless exercise rights.

Non-Competition and Non-Solicitation.  During the term of his employment by the Company and for a one-year period after the termination of such employment, Mr. Haran may not permit his name to be used by or participate in any business or enterprise (other than the mere passive ownership of not more than 5% of the outstanding stock of any class of a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market) that engages or proposes to engage in the Company’s business in the United States, its territories and possessions and any foreign country in which the Company does business as of the date of termination of such employment, other than the Company and its subsidiaries.  Also during his employment and for a one-year period after the termination of such employment, Mr. Haran may not, directly or indirectly, solicit, induce or attempt to induce any customer, supplier, licensee, or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or any of its subsidiaries; or solicit, induce or attempt to induce any person who is, or was during the then-most recent 12-month period, a corporate officer, general manager or other employee of the Company or any of its subsidiaries, to terminate such employee’s employment with the Company or any of its subsidiaries; or hire any such person unless such person’s employment was terminated by the Company or any of its subsidiaries; or in any way interfere with the relationship between any such customer, supplier, licensee, employee or business relation and the Company or any of its subsidiaries.

Giuseppe “Joe” Falco. As of August 1, 2011, and effective as of September 16, 2011, the Company entered into a two-year employment agreement with Joe Falco for him to serve as the President, Chief Operating Officer of the Izaac Mizrahi Brand.  Following the initial two-year term, the agreement will be automatically be renewed for a one year term, unless either party gives written notice of intent to terminate at least 30 days prior to such termination.  Mr. Falco’s salary for the first year starting on the Closing Date is $350,000 per year.  The board or the compensation committee may approve increases (but not decreases) from time to time, and his base salary shall be reviewed at least annually.  If the Closing Date does not occur on or prior to October 1, 2011, then Mr. Falco’s employment agreement shall terminate.

Bonus.  Mr. Falco is eligible for a cash bonus of up to $50,000 based upon the following: one half of one percent (0.5%) of all Isaac Mizrahi Live net sales in excess of $60 million on QVC as reported by QVC to the Company.

Severance.  If Mr. Falco’s employment is terminated by us without “cause”, or if Mr. Falco resigns with “good reason”, or if we fail to renew the term, then Mr. Falco will be entitled to receive his unpaid base salary and cash bonuses through the termination date and an amount equal to his base salary in effect on the termination date for six months.  Mr. Falco would also be entitled to continue to participate in our group medical plan, subject to certain conditions, for a period of six months from the termination date.

Warrants.  On the Closing Date, Mr. Falco received a warrant to purchase 100,000 shares of our common stock with an exercise price equal to $5.00 per share.  The warrant shall vest one half on the first anniversary of the Closing Date, and one half on the second anniversary of the Closing Date.  The warrant has a ten-year term. The shares of common stock underlying the warrant have customary piggy back registration and cashless exercise rights.

Non-Competition and Non-Solicitation.  During the term of his employment by the Company and for a six-month period after the termination of such employment, Mr. Falco may not permit his name to be used by or participate in any business or enterprise (other than the mere passive ownership of not more than 5% of the outstanding stock of any class of a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market) that engages or proposes to engage in the Company’s business in the United States, its territories and possessions and any foreign country in which the Company does business as of the date of termination of such employment, other than the Company and its subsidiaries.  Also during his employment and for a six-month period after the termination of such employment, Mr. Falco may not, directly or indirectly, solicit, induce or attempt to induce any customer, supplier, licensee, or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or any of its subsidiaries; or solicit, induce or attempt to induce any person who is, or was during the then-most recent 12-month period, a corporate officer, general manager or other employee of the Company or any of its subsidiaries, to terminate such employee’s employment with the Company or any of its subsidiaries; or hire any such person unless such person’s employment was terminated by the Company or any of its subsidiaries; or in any way interfere with the relationship between any such customer, supplier, licensee, employee or business relation and the Company or any of its subsidiaries.  Such non-solicitation provisions, however, do not apply to any customer, supplier, licensee or other business relation of the Company or any of its subsidiaries with whom Mr. Falco had a prior business relationship before he started performing services for the Company.

Marisa Gardini.  On May 19, 2011 and effective on the Closing Date, the Company entered into a three-year employment agreement with Marisa Gardini such that she will serve as the Senior Vice President of Strategic Planning of the Company.  Following the initial three-year term, the agreement will be renewable, at the option of the Company, for two successive one-year periods on the same terms and conditions as those in effect during the third year of the initial term.  Thereafter, the agreement will renew automatically for one-year periods, unless either party gives written notice of intent to terminate at least 30 days prior to such termination.  Ms. Gardini’s salary will be $250,000, $250,000 and $500,000 per annum, respectively, in the first three successive 12-month periods following the effective date of the agreement.  The Board or the compensation committee may approve increases (but not decreases) in Ms. Gardini’s base salary from time to time, and it shall be subject to review on the third anniversary of Ms. Gardini’s employment agreement and each anniversary thereafter during the term of the agreement.

Bonus.  Ms. Gardini has the right to participate in all employee bonus plans offered to other executives and senior management and such other bonus payments as the Board, or the compensation committee of the Board, may approve in its sole discretion.

Severance.  If Ms. Gardini’s employment is terminated by us without “cause”, or if Ms. Gardini resigns with “good reason”, or if we fail to renew the term, then Ms. Gardini will be entitled to receive her unpaid base salary and cash bonuses through the termination date and an amount equal to her base salary in effect on the termination date for the longer of six months and the remainder of the then-current term, but in no event exceeding 18 months.  Ms. Gardini would also be entitled to continue to participate in our group medical plan, subject to certain conditions, for the same period of time for which she would continue to receive her base salary pursuant to the terms of the agreement.

Non-Competition and Non-Solicitation.  During the term of her employment by the Company and for a one-year period after the termination of such employment (unless Ms. Gardini’s employment was terminated without cause or was terminated by him for good reason), Ms. Gardini may not permit her name to be used by or participate in any business or enterprise (other than the mere passive ownership of not more than 3% of the outstanding stock of any class of a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market) that engages or proposes to engage in the Company’s business anywhere in the world other than the Company and its subsidiaries.  Also during her employment and for a one-year period after the termination of such employment, Ms. Gardini may not, directly or indirectly, solicit, induce or attempt to induce any customer, supplier, licensee, or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or any of its subsidiaries; or solicit, induce or attempt to induce any person who is, or was during the then-most recent 12-month period, a corporate officer, general manager or other employee of the Company or any of its subsidiaries, to terminate such employee’s employment with the Company or any of its subsidiaries; or hire any such person unless such person’s employment was terminated by the Company or any of its subsidiaries; or in any way interfere with the relationship between any such customer, supplier, licensee, employee or business relation and the Company or any of its subsidiaries.

Seth Burroughs.  On September 22, 2011, and effective as of September 16, 2011, entered into a two-year employment agreement with Seth Burroughs for him to serve as our Executive Vice President – Business Development and Treasury.  Following the initial two-year term, the agreement will be automatically renewed for one year terms thereafter unless either party gives written notice of intent to terminate at least 30 days prior to such termination.  Mr. Burroughs’ salary for the first year commencing on the Closing Date is $175,000 and it is $200,000 for the second year.  The Board or the compensation committee may approve increases (but not decreases) from time to time.  Following the initial two-year term, the base salary shall be reviewed at least annually.

Bonus.  Mr. Burroughs is eligible for cash bonuses as follows:  (i) for any acquisition completed by us with a purchase price of an amount that is equal to or greater than $10 million, but less than $25 million, he shall be paid $50,000; (ii) for any acquisition completed by us with a purchase price of an amount that is equal to or greater than $25 million, but less than $75 million, he shall be paid $100,000; (iii) for any acquisition completed by us with a purchase price of an amount that is equal to or greater than $75 million, but less than $150 million, he shall be paid $125,000; and (iv) for any acquisition completed by us with a purchase price of an amount that is equal to or greater than $150 million, he shall be paid $150,000.

Severance.  If Mr. Burroughs’ employment is terminated by us without “cause”, or if Mr. Burroughs resigns with “good reason”, or if we fail to renew the term, then Mr. Burroughs will be entitled to receive his unpaid base salary and cash bonuses through the termination date and an amount equal to his base salary in effect on the termination date for 12 months.  Mr. Burroughs would also be entitled to continue to participate in our group medical plan, subject to certain conditions, for a period of 12 months from the termination date.

Warrants.  On the Closing Date, Mr. Burroughs received a warrant to purchase 50,000 shares of our common stock with an exercise price equal to $5.00 per share.  The warrant vested and became exercisable on the Closing Date and has a ten-year term. The shares of common stock underlying the warrant have customary piggy back registration and cashless exercise rights.

Non-Competition and Non-Solicitation.  During the term of his employment by the Company and for a one-year period after the termination of such employment, Mr. Burroughs may not permit his name to be used by or participate in any business or enterprise (other than the mere passive ownership of not more than 5% of the outstanding stock of any class of a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market) that engages or proposes to engage in the Company’s business in the United States, its territories and possessions and any foreign country in which the Company does business as of the date of termination of such employment, other than the Company and its subsidiaries.  Also during his employment and for a one-year period after the termination of such employment, Mr. Burroughs may not, directly or indirectly, solicit, induce or attempt to induce any customer, supplier, licensee, or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or any of its subsidiaries; or solicit, induce or attempt to induce any person who is, or was during the then-most recent 12-month period, a corporate officer, general manager or other employee of the Company or any of its subsidiaries, to terminate such employee’s employment with the Company or any of its subsidiaries; or hire any such person unless such person’s employment was terminated by the Company or any of its subsidiaries; or in any way interfere with the relationship between any such customer, supplier, licensee, employee or business relation and the Company or any of its subsidiaries.

Isaac Mizrahi.  On May 19, 2011 and effective on the Closing Date, the Company entered into a three-year employment agreement with Isaac Mizrahi such that he will serve as the Chief Design Officer of Isaac Mizrahi Brand.  Following the initial three-year term, the agreement will be renewable, at the option of the Company, for two successive one-year periods on the same terms and conditions as those in effect during the third year of the initial term.  Thereafter, the agreement will renew automatically for one-year periods, unless either party gives written notice of intent to terminate at least 30 days prior to such termination.  Mr. Mizrahi’s salary will be $500,000, $500,000 and $1,000,000 per annum, respectively, in the first three successive 12-month periods following the effective date of the agreement.  The Board or the compensation committee may approve increases (but not decreases) in Mr. Mizrahi’s base salary from time to time, and it shall be subject to review on the third anniversary of Mr. Mizrahi’s employment agreement and each anniversary thereafter during the term of the agreement.

Mr. Mizrahi is required to devote his full business time and attention to the business and affairs of the Company and its subsidiaries; however, Mr. Mizrahi is the principal of IM Ready and Laugh Club, Inc., and accordingly, he may undertake promotional activities related thereto (including the promotion of his name, image, and likeness) through television, video, and other media (and retain any compensation he receives for such activities) (referred to as “Retained Media Rights”) so long as such activities (i) do not utilize the IM Trademarks or interfere with his employment duties or (ii) are consented to by the Company.  The Company believes that it benefits from Mr. Mizrahi’s independent promotional activities by increased brand awareness of IM Brands and the IM Trademarks.

Bonus.  Mr. Mizrahi has the right to a bonus if the net royalty income exceeds Twenty-Five Million Dollars ($25,000,000) in the twelve-month period commencing on the first day of the calendar quarter in which the effective date of the agreement occurs, or in any successive twelve-month period thereafter. The bonus, if any, is equal to five-percent (5%) of the net royalty income in such twelve-month period in excess of Twenty-Five Million Dollars ($25,000,000).  As soon as practicable, and not later than 60 days after the end of such twelve-month period, the Company shall deliver to Mr. Mizrahi: (i) an independently audited statement certifying the net royalty income for the period, (ii) a statement from the Company calculating the amount of the bonus, and (iii) at Mr. Mizrahi’s request, supporting documentation of the determination of the net royalty income amount for the period.  The bonus, if any, shall be paid to Mr. Mizrahi no later than 30 days after the delivery of the statements described above in (i) and (ii). In addition to, and not in lieu of, the foregoing, Mr. Mizrahi has the right to participate in all employee bonus plans offered to other executives and senior management and such other bonus payments as the Board, or the compensation committee of the Board, may approve in its sole discretion.

Under Mr. Mizrahi’s employment agreement with the Company, “Net Royalty Income” means booked revenue for the Company’s business (acquiring and licensing consumer brands worldwide), less the sum of advertising royalties, commissions paid to third parties, payments under royalty sharing or participation agreements, and international withholding (solely to the extent the Company or its affiliates are unable to claim a federal tax credit with respect to such international withholding) and other transfer taxes, in each case to the extent related to such booked revenue, calculated in accordance with U.S. GAAP accounting standards; provided, however, that, (i) Net Royalty Income shall not include any deferred revenues recognized during the period for which Net Royalty Income is being calculated for which the Company and IM Brands have not received the related payment, and (ii) in the event of the termination of a license agreement with respect to the Company’s business, the calculation of Net Royalty Income shall not include any revenue accelerated as a result of termination for which termination the Company or its affiliates have not received the related payment.

Severance.  If Mr. Mizrahi’s employment is terminated by us without “cause”, or if Mr. Mizrahi resigns with “good reason”, or if we fail to renew the term, then Mr. Mizrahi will be entitled to receive his unpaid base salary and cash bonuses through the termination date and an amount equal to his base salary in effect on the termination date for the longer of six months and the remainder of the then-current term, but in no event exceeding 18 months.  Mr. Mizrahi would also be entitled to continue to participate in our group medical plan, subject to certain conditions, for the same period of time for which he would continue to receive his base salary pursuant to the terms of the agreement.

Non-Competition and Non-Solicitation.  During the term of his employment by the Company and for a one-year period after the termination of such employment (unless Mr. Mizrahi’s employment was terminated without cause or was terminated by him for good reason), Mr. Mizrahi may not permit his name to be used by or participate in any business or enterprise (other than the mere passive ownership of not more than 3% of the outstanding stock of any class of a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market) that engages or proposes to engage in the Company’s business anywhere in the world other than the Company and its subsidiaries.  Also during his employment and for a one-year period after the termination of such employment, Mr. Mizrahi may not, directly or indirectly, solicit, induce or attempt to induce any customer, supplier, licensee, or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or any of its subsidiaries; or solicit, induce or attempt to induce any person who is, or was during the then-most recent 12-month period, a corporate officer, general manager or other employee of the Company or any of its subsidiaries, to terminate such employee’s employment with the Company or any of its subsidiaries; or hire any such person unless such person’s employment was terminated by the Company or any of its subsidiaries; or in any way interfere with the relationship between any such customer, supplier, licensee, employee or business relation and the Company or any of its subsidiaries.

Lori Shea.  On September 22, 2011, and effective as of September 16, 2011, entered into a two-year employment agreement with Lori Shea for her to serve as our Senior Vice President – Licensing Operations.  Following the initial two-year term, the agreement will be automatically renewed for one year terms thereafter unless either party gives written notice of intent to terminate at least 30 days prior to such termination.  Ms. Shea’s salary for the first year commencing on the Closing Date is $125,000 and for the second year it is $150,000.  The Board or the compensation committee may approve increases (but not decreases) from time to time. Following the initial two year term, the base salary shall be reviewed at least annually.

Bonus.  Ms. Shea is eligible for a cash bonus of up to $25,000 based upon the following: 50% of the $25,000 cash bonus shall be paid to Ms. Shea if we achieve at least 70% of our budgeted EBITDA and 100% of the $50,000 cash bonus shall be paid to Ms. Shea if we achieve at least 90% of our budgeted EBITDA.

Severance.  If Ms. Shea’s employment is terminated by us without “cause”, or if Ms. Shea resigns with “good reason”, or if we fail to renew the term, then Ms. Shea will be entitled to receive her unpaid base salary and cash bonuses through the termination date and an amount equal her base salary in effect on the termination date for 12 months.  Ms. Shea would also be entitled to continue to participate in our group medical plan, subject to certain conditions, for a period of 12 months from the termination date.

Warrants.  On the Closing Date, Ms. Shea received a warrant to purchase 25,000 shares of our common stock with an exercise price equal to $5.00 per share. The warrant vested and became exercisable on the Closing Date and has a ten-year term. The shares of common stock underlying the warrant have customary piggy back registration and cashless exercise rights.

Non-Competition and Non-Solicitation.  During the term of her employment by the Company and for a one-year period after the termination of such employment, Ms. Shea may not permit her name to be used by or participate in any business or enterprise (other than the mere passive ownership of not more than 5% of the outstanding stock of any class of a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market) that engages or proposes to engage in the Company’s business in the United States, its territories and possessions and any foreign country in which the Company does business as of the date of termination of such employment, other than the Company and its subsidiaries.  Also during her employment and for a one-year period after the termination of such employment, Ms. Shea may not, directly or indirectly, solicit, induce or attempt to induce any customer, supplier, licensee, or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or any of its subsidiaries; or solicit, induce or attempt to induce any person who is, or was during the then-most recent 12-month period, a corporate officer, general manager or other employee of the Company or any of its subsidiaries, to terminate such employee’s employment with the Company or any of its subsidiaries; or hire any such person unless such person’s employment was terminated by the Company or any of its subsidiaries; or in any way interfere with the relationship between any such customer, supplier, licensee, employee or business relation and the Company or any of its subsidiaries.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our new directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Independence of the Board of Directors

We are not a “listed issuer” as such term is defined in Rule 10A-3 under the Exchange Act. We use the definition of independence of The NASDAQ Stock Market LLC. The board has determined that Messrs. Todd Slater, Howard Liebman, Edward Jones, III, Jeffrey Cohen and Mark DiSanto are independent.  Each current member of the Audit Committee, Compensation Committee and Nominating Committee is independent and meets the applicable rules and regulations regarding independence for such committee, including those set forth in pertinent NASDAQ listing standards, and that each member is free of any relationship that would interfere with his individual exercise of independent judgment.

Audit Committee and Audit Committee Financial Expert

Our board of directors has appointed an Audit Committee which consists of Messrs. Liebman and DiSanto.  Each of such persons has been determined to be an “independent director” under the listing standards of the NASDAQ Capital Market, which is the independence standard that was adopted by our board of directors.  The Board has determined that Mr. Liebman meets the requirements to serve as the Audit Committee Financial Expert by our board of directors.  The Audit Committee operates under a written charter adopted by our board of directors.  The Audit Committee assists the board of directors by providing oversight of our accounting and financial reporting processes, appoints the independent registered public accounting firm, reviews with the registered independent registered public accounting firm the scope and results of the audit engagement, approves professional services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of internal accounting controls.

Compensation Committee

Our board of directors has appointed a Compensation Committee consisting of Messrs. DiSanto and Jones.  Each of such persons has been determined to be an “independent director” under the listing standards of the NASDAQ Capital Market.  Our board of directors has adopted a written Compensation Committee Charter that sets forth the committee’s responsibilities.  The committee is responsible for determining all forms of compensation for our executive officers, and establishing and maintaining executive compensation practices designed to enhance long-term stockholder value.

Nominating Committee

Our board of directors has appointed a Nominating Committee consisting of Messrs. DiSanto and Jones.  Each of such persons has been determined to be an “independent director” under the listing standards of the NASDAQ Capital Market.  Our board of directors has adopted a written Nominating Committee Charter that sets forth the committee’s responsibilities.

Code of Ethics

We have adopted a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

EXECUTIVE COMPENSATION

NETFABRIC EXECUTIVE COMPENSATION SUMMARY

Former Executive Officers - Summary Compensation Table

The following table sets forth information regarding all cash and non-cash compensation earned by or paid to all of the executive officers of the Company who served during the fiscal years ended December 31, 2010 and 2009, for services in all capacities to the Company:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Fahad Syed	2010	88,000							88,000
Chief Executive Officer	2009	371,000							371,000
Vasan Thatham	2010	143,180							143,180
Chief Financial Officer	2009	156,939			40,602				156,939
(1)           For 2010, includes amounts paid for consulting.

(2)           Value of option awards is the dollar amount recognized for financial statements reporting purposes with respect to fiscal year 2009.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Plan ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Fahad Syed (CEO)	—	—	—	—	—	—	—	—	—

Vasan Thatham (CFO)	300,000			$1.40	06/22/2015

Former Directors – Summary Compensation Table

The following table sets forth information with respect to director’s compensation for the fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Charlotte G. Denenberg	$12,000						$12,000

Joseph Perno	$12,000						$12,000

Director Compensation

The Company intends to pay its non-executive directors $2,000 for each Board and committee meeting attended up to a maximum of $8,000 per year, except that the chairman of each committee shall receive $3,000 for each such committee meeting attended up to a maximum of $12,000 per year.  Each independent director will receive an initial grant of options to purchase 50,000 shares of Common Stock, exercisable for a period of five years at an exercise price, of $5.00 per share. One third of the options will vest upon the issuance date, and an additional one third will vest on each of the following two anniversaries of the issuance date. So long as a principal of Earthbound serves as a member on the board of directors of the Company (Jeffrey Cohen, a principal of Earthbound, has agreed to serve as a director commencing on the Appointment Date), Earthbound has the right to appoint a board observer.  Earthbound appointed Jack Dweck, a principal of Earthbound and a principal stockholder of the Company, to be its observer on the board of directors of the Company.  As an observer, Mr. Dweck has the right to attend and observe all general meetings of the board of directors, but he has no other rights (including voting rights) and receives no compensation from the Company.

2005 Stock Option Plan

In March 2005, our Board and stockholders adopted our 2005 Stock Option Plan, pursuant to which 9,000,000 shares of Common Stock on a pre-reverse split basis were reserved for issuance upon exercise of options. Our stock option plan is designed to serve as an incentive for retaining qualified and competent employees, directors and consultants. Our Board or a committee of our Board administers our stock option plan and is authorized, in its discretion, to grant options under our stock option plan to all eligible employees, including our officers, directors (whether or not employees) and consultants. We do not intend to grant any future awards under this Plan.

2011 Equity Incentive Plan

As of the Closing Date, the Company assumed the 2011 Equity Incentive Plan (the “Plan”) of Old XCel as approved by Old XCel’s board of directors and stockholders. The purpose of the Plan is to enable the Company to offer its employees, officers, directors, consultants and others whose past, present and/or potential contributions to the Company have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company.

•	The Plan provides for the grant of stock options or restricted stock (any grant under the Plan, an “Award”). The stock options may be incentive stock options or non-qualified stock options.

•
A total of 2,500,000 shares of Common Stock are eligible for issuance under the Plan, and the maximum number of shares of Common Stock with respect to which incentive stock options may be granted under the Plan is 2,000,000.

•
The Plan may be administered by the Board of Directors or a committee consisting of two or more members of the Board of Directors appointed by the Board (for purposes of this description, any such committee, a “Committee”).

•
Officers and other employees of our Company or any parent or subsidiary of our Company who are at the time of the grant of an Award employed by us or any parent or subsidiary of our Company are eligible to be granted options or other Awards under the Plan.  In addition, non-qualified stock options and other Awards may be granted under the Plan to any person, including, but not limited to, directors, independent agents, consultants and attorneys who the Board or the Committee, as the case may be, believes has contributed or will contribute to our success.

•
With respect to incentive stock options granted to an eligible employee owning stock possessing more than 10% of the total combined voting power of all classes of our stock or the stock of a parent or subsidiary of our Company immediately before the grant (each, a “10% Stockholder”), such incentive stock option shall not be exercisable more than 5 years from the date of grant.

•
The exercise price of an incentive stock option will not be less than the fair market value of the shares underlying the option on the date the option is granted, provided, however, that the exercise price of an incentive stock option granted to a 10% Stockholder may not be less than 110% of such fair market value.

•	The exercise price of a non-qualified stock option may not be less than fair market value of the shares of Common Stock underlying the option on the date the option is granted.

•
Under the Plan, we may not, in the aggregate, grant incentive stock options that are first exercisable by any individual optionee during any calendar year (under all such plans of the optionee’s employer corporation and its “parent” and “subsidiary” corporations, as those terms are defined in Section 424 of the Internal Revenue Code) to the extent that the aggregate fair market value of the underlying stock (determined at the time the option is granted) exceeds $100,000.

•
Restricted stock awards give the recipient the right to receive a specified number of shares of Common Stock, subject to such terms, conditions and restrictions as the Board or the Committee, as the case may be, deems appropriate.  Restrictions may include limitations on the right to transfer the stock until the expiration of a specified period of time and forfeiture of the stock upon the occurrence of certain events such as the termination of employment prior to expiration of a specified period of time.

•
Certain Awards made under the Plan may be granted so that they qualify as “performance-based compensation” (as this term is used in Internal Revenue Code Section 162(m) and the regulations thereunder) and are exempt from the deduction limitation imposed by Code Section 162(m) (these Awards are referred to as “Performance-Based Awards”).  Under Internal Revenue Code Section 162(m), our tax deduction may be limited to the extent total compensation paid to the chief executive officer, or any of the four most highly compensated executive officers (other than the chief executive officer) exceeds $1 million in any one tax year.  Among other criteria, Awards only qualify as performance-based awards if at the time of grant the compensation committee is comprised solely of two or more “outside directors” (as this term is used in Internal Revenue Code Section 162(m) and the regulations thereunder).  In addition, we must obtain stockholder approval of material terms of performance goals for such “performance-based compensation.”

•
All stock options and certain stock awards, performance awards, and stock units granted under the Plan, and the compensation attributable to such Awards, are intended to (i) qualify as performance-based awards or (ii) be otherwise exempt from the deduction limitation imposed by Internal Revenue Code Section 162(m).

•	No options or other Awards may be granted on or after the tenth anniversary of the effective date of the Plan.

XCEL EXECUTIVE COMPENSATION SUMMARY

Old Xcel did not pay any compensation to any of its executive officers during the fiscal year ended December 31, 2010.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Common Stock as of October 5, 2011, for:

•	each of the persons who serves as directors (or will serve as a director on the Appointment Date) and executive officers;

•	all incoming directors and named executive officers as a group; and

•	each person who is known by us to own beneficially five percent or more of our common stock after the Merger.

Beneficial ownership is determined in accordance with the rules of the Commission. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name.  Unless otherwise indicated, the address of each beneficial owner listed below will be c/o the Company, 475 10th Avenue, New York, New York, 10018.  The percentage of class beneficially owned set forth below is based on 5,742,952 shares of Common Stock outstanding.

	Common Stock Beneficially Owned
Named executive officers and directors:	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Robert W. D’Loren (1)	765,533	12.7%
James F. Haran (2)	213,703	3.7%
Marisa Gardini (3) (4)	300,000	5.1%
Seth Burroughs (5)	159,469	2.8%
Todd Slater (6)	16,667	*
Howard Liebman (6)	16,667	*
Edward Jones, III (6)	16,667	*
Jeffrey Cohen (7)	616,777	10.6%
Mark DiSanto (8)	325,283	5.6%
Giuseppe Falco (9)	0	*
All directors and executive officers as a group (10 persons)	2,430,766	38.1%

5% Shareholders:
Isaac Mizrahi (4)	2,759,000	48.0%
Jack Dweck (10)	694,578	12.0%
MidMarket Capital (11)	364,428	6.0%
* Less than 1%.

(1)
Represents (i) 501,533 shares owned by Irrevocable Trust of Rose Dempsey (the “Irrevocable Trust”) of which Mr. D’Loren and Mr. DiSanto are the trustees and as to which Mr. D’Loren has sole voting and dispositive power, (ii) 239,250 shares issuable upon exercise of immediately exercisable warrants, and (iii) 24,750 shares issuable upon exercise of Warrants held by the Irrevocable Trust.  Does not include (i) 258,366 shares held by the D’Loren Family Trust (the “Family Trust”) of which Mark DiSanto is a trustee and has sole voting and dispositive power and (ii) 12,750 shares issuable upon exercise of Warrants held by the Family Trust.

(2)	Includes (i) 156,703 shares, (ii) 7,500 shares issuable upon exercise of initial Warrants and (iii) immediately exercisable warrants to purchase 49,500 shares.

(3)	Represents 200,000 shares and an additional 100,000 shares available upon exercise of Warrants.

(4)
Represents 2,759,000 shares held by IM Ready.  Isaac Mizrahi and Marisa Gardini own 95% and 5% of the outstanding membership interests in IM Ready, respectively.  Mr. Mizrahi has dispositive power over the shares held by IM Ready, but disclaims the shares attributable to the other party’s percentage of ownership. Pursuant to the Voting Agreement, IM Ready and its principals agreed to appoint Robert D’Loren, our Chairman and Chief Executive Officer as IM Ready’s irrevocable proxy and attorney-in-fact with respect to the shares of the Company’s common stock to be received by IM Ready in connection with the Merger.

(5)	Includes (i) 104,469 shares, (ii) 5,000 shares issuable upon exercise of Warrants and (iii) immediately exercisable warrants to purchase 50,000 shares.

(6)
Represents shares issuable upon exercise of options that the Company agreed to grant and that will become exercisable on the Appointment Date.  Does not include 33,333 shares issuable upon exercise of options the Company agreed to grant on the Appointment Date but will not become exercisable within 60 days of the Appointment Date.

(7)
Represents (i) 16,667 shares issuable upon exercise of options that the Company agreed to grant and that will become exercisable on the Appointment Date, (ii) 400,110 shares held by 3 Sixty, Inc., (iii) 150,000 shares held by Earthbound LLC and (iv) 50,000 shares issuable upon the exercise of Warrants held by Earthbound LLC.  Jeffrey Cohen and Jack Dweck have shared voting and dispositive power over the shares held by Earthbound LLC.  Jeffrey Cohen has voting and dispositive power over the shares held by 3 Sixty, Inc.

(8)
Includes (i) 232,866 shares held by the Family Trust, of which Mark DiSanto is trustee of, and has sole voting and dispositive power over the Shares held by, the Family Trust, (ii) 25,500 shares and 12,750 shares issuable upon exercise of Warrants, (iii) 25,000 shares and 12,500 shares issuable upon exercise of Warrants held by Mr. DiSanto, and (iv) 16,666 shares issuable upon exercise of options that the Company agreed to grant to Mr. DiSanto and that will become exercisable on the Appointment Date.  Does not include 33,333 shares issuable upon exercise of options the Company agreed to grant to Mr. DiSanto on the Appointment Date but will not become exercisable within 60 days of the Closing Date.

(9)	Does not include 100,000 shares issuable upon exercise of warrants which will not become excercisable within 60 days of the Closing Date.

(10)
Represents (i) 494,578 shares held by Mr. Dweck, (ii) 150,000 shares held by Earthbound on the Closing Date and (iii) 50,000 shares issuable upon exercise of Warrants held by Earthbound.  Jeffrey Cohen and Jack Dweck have shared voting and dispositive power over the shares held by Earthbound LLC.

(11)	Represents the Lender Warrants to purchase 364,428 common shares at $0.01 per share.

DESCRIPTION OF SECURITIES

The following information describes the capital stock and provisions of the Company’s certificate of incorporation and bylaws.  This description is only a summary.

General

The Company’s authorized capital stock consists of 200,000,000 shares of Common Stock at a par value of $.001 per share and 10,000,000 shares of preferred stock at a par value of $.001 per share.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors, and subject to any contractual agreement entered into by any holder of shares. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing a majority of our capital stock issued, outstanding, and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. Our certificate of incorporation does not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.  Upon liquidation, dissolution, or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.  In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities, or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).  Holders of our common stock have no pre-emptive rights and no conversion rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock

As of the date hereof, there are no shares of Preferred Stock outstanding.  Our board of directors, without further stockholder approval, may issue preferred stock in one or more classes or series as the board may determine from time to time.  Each such class or series shall be distinctly designated.  All shares of any one class or series of the preferred stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative.  The voting powers, designations, preferences, limitations, restrictions and relative rights thereof, if any, may differ from those of any and all other series outstanding at any time.  Our board of directors has express authority to fix (by resolutions adopted prior to the issuance of any shares of each particular class or series of preferred stock) the number of shares, voting powers, designations, preferences, limitations, restrictions and relative rights of each such class or series.  The rights granted to the holders of any series of preferred stock could adversely affect the voting power of the holders of common stock and issuance of preferred stock may delay, defer or prevent a change in our control.

Warrants and Options

As part of the Offering, we issued Warrants to purchase 430,500 shares of common stock to investors in the Offering.  The Warrants are exercisable in whole or in part, at an exercise price of $0.01 per share (“Exercise Price”).  The Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending of the fifth anniversary of the Closing Date.  Upon the expiration of the Warrant exercise period, the Warrants will expire and become void and worthless.

In order to exercise the Warrants, the Warrant must be surrendered at the office of the Warrant Agent prior to the expiration of the Warrant exercise period, with the form of exercise appearing with the Warrant completed and executed as indicated, accompanied by payment of the full exercise price for the number of Warrants being exercised.  Payment shall be by certified funds or cashier’s check payable to the Company. In the case of partial exercise, the Warrant Agent will issue a new warrant to the exercising warrant holder, or assigns, evidencing the Warrants which remain unexercised.  In our discretion, the Warrant Agent may designate a location other than our office for surrender of Warrants in the case of transfer or exercise.

If, one (1) year from the date of issuance there is no effective registration statement registering the shares of Common Stock underlying the Warrants, the Warrants will be exercisable on a cashless basis. The exercise price and number of shares of Common Stock to be received upon the exercise of Warrants are subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or our recapitalization.  In the event of our liquidation, dissolution or winding up, the holders of Warrants will not be entitled to participate in the distribution of our assets.  Holders of Warrants have no voting, pre-emptive, subscription or other rights of stockholders in respect of the Warrants, nor shall holders thereof be entitled to receive dividends.

We have agreed to register the shares of the Common Stock underlying the Warrants issued in connection with the Offering, on a Registration Statement to be filed with the Commission within sixty (60) days after the Closing Date and to keep the Registration Statement effective until the earlier of (i) September 29, 2012 or (ii) until all Registrable Securities covered by such Registration Statement have been sold, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

As of September 29, 2011, the date of this Current Report on Form 8-K, there are outstanding:

(i)
Agent Warrants issued to the placement agent for the Offering (and its designees) to purchase an aggregate of 9,800 shares of Common Stock.  The Agent Warrants are exercisable at a price of $5.50 per share and are otherwise substantially similar to the Warrants issued to the investors in the Offering.

(ii)
Lender Warrants issued to the Lenders in connection with the closing of the Loan to purchase an aggregate of 364,428 shares of Common Stock.  The Lender Warrants are exercisable at a price of $0.01 per share and may be exercised on a “cashless” basis.  The Lender Warrants provide each lender with the right to purchase securities if the Company issues Common Stock or securities convertible or exercisable for, or exchangeable into, Common Stock (other than Excluded Issuances, as defined in the Lender Warrants) to maintain such lender’s fully-diluted ownership percentage interest in the Company.

(iii)
Options granted to a lender to purchase 1,065 share of Common Stock at an exercise price of approximately $0.521 per share which may be exercised on a “cashless” basis.  There is no expiration date for these options.

(iv)
Warrants granted to certain of our directors and executive officers to purchase an aggregate of 463,750 shares of Common Stock at an exercise price of $5.00 per share.  Such warrants vested and became exercisable as of the Closing Date (except for the warrants issued to Giuseppe “Joe” Falco for 100,000 shares of Common Stock, of which half vest on the first anniversary, and half vest on the second anniversary, of the Closing Date), may be exercised on a “cashless” basis, and have a term of ten years from the Closing Date.

(v)
Options granted to our independent directors to purchase an aggregate of 250,000 shares of Common Stock, exercisable at an exercise price of $5.00 per share.  One-third of such options vested upon the issuance date and an additional one-third will vest on each of the following two anniversaries of the issuance date.  These options expire five years after the Appointment Date.

(vi)
Options granted to Adam Dweck, a licensee of the Company, to purchase 25,000 shares of Common Stock, exercisable at $5.00 per share.  One half of such options will vest on each of the first and second anniversary dates of the date of the award if Mr. Dweck procures licenses which generate $1 million or more of royalties for the Company during each such year.  These options expire five years after the Appointment Date.

The holders of warrants and options will likely exercise such securities at a time when the market price of our common stock exceeds the exercise price.  Therefore, exercises of warrants and options will result in a decrease in the net tangible book value per share of our common stock and such decrease could be material.  The issuance of shares to satisfy such obligations and upon exercise of outstanding warrants and options will dilute our then-existing stockholders’ percentage ownership of our company, and such dilution could be substantial.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been quoted on the OTCQB marketplace under the ticker symbol “NFBH” since May 7, 2008, and under the ticker “NFBHD” since September 29, 2011 to reflect the Company’s recent reverse stock split. The Company’s common stock had previously been quoted on the Over-the Counter Bulletin Board (“OTCBB”) from March 2001 to May 2008.  Notwithstanding such quotation, however, there has not been any regular trading of the Common Stock, and therefore, no established public trading market has yet developed for the Common Stock.

The table below sets forth the range of quarterly high and low closing sales prices for our common stock for 2010 and 2009. The quotations below reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:

YEAR ENDED DECEMBER 31, 2010
First Quarter	$0.008	$0.001
Second Quarter	$0.002	$0.001
Third Quarter	$0.002	$0.001
Fourth Quarter	$0.015	$0.007

YEAR ENDED DECEMBER 31, 2009
First Quarter	$0.001	$0.001
Second Quarter	$0.005	$0.001
Third Quarter	$0.001	$0.001
Fourth Quarter	$0.001	$0.001

Holders

As of September 28, 2011 the number of stockholders of record was approximately 463 (excluding beneficial owners and any shares held in street name or by nominees).

Dividends

We have not declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance its operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

IPX Capital, LLC

Overview

Old XCel and its wholly owned subsidiary IM Brands, collectively the “Buyers,” entered into the Purchase Agreement with IM Ready, whereby the Buyers acquired certain assets and assumed certain obligations of IM Ready. IPX Capital, LLC (“IPX”) entered into certain agreements with Old Xcel and IM Ready whereby IPX provided services to both Old Xcel and IM-Ready.  IPX and Old Xcel have common ownership and common management.

IPX Capital, LLC – IM Ready-Made, LLC Advisory Service Agreement

IPX and IM Ready entered into an Advisory Service Agreement dated November 16, 2010 whereby IPX provided various advisory and consulting services to IM Ready including conducting an operational review of IM Ready, reviewing strategic alternatives for IM Ready’s business including the potential to complete a transaction with Old XCel, developing and preparing a brand positioning presentation including brand architecture strategy, conducting a review of the “IsaacMizrahiLIVE” and Liz Claiborne New York businesses on QVC and the related agreements, and conducting a due diligence review of IM Ready’s retail and couture operations and making restructuring recommendations on such retail and couture operations.  IPX’s service fees under the Advisory Service Agreement were based on its actual hourly billing rates, with a cap of $500,000.  IPX’s aggregate hourly billing exceeded $500,000, resulting in a payment to IPX from IM Ready of $500,000 on the Closing Date.

IPX Capital, LLC – XCel Brands, Inc., Due Diligence Service Agreement

IPX and Old XCel entered into a Due Diligence Service Agreement dated December 3, 2010 whereby IPX provided various due diligence tasks relating to the Purchase Agreement including financial review of IM Ready, preparing business plans, financial projections and other documents required in connection with the transaction, advise the Buyers regarding the corporate, legal and financial structure of the transaction and assist the Buyers with the negotiation of documentation relating to the transaction. Market service fees for this type of engagement are typically either a fixed dollar amount or based upon hourly billing rates, plus reimbursement of direct expenses. IPX waived all of its fees it would have otherwise been entitled to, but not reimbursement of its direct expenses. Direct expenses incurred by, and reimbursable to, IPX by Old XCel of approximately $240,000 were paid following the Closing Date.

Amounts due to Stockholder

Robert D’Loren, Chairman and Chief Executive Officer and a principal stockholder of the Company, has advanced certain expenses including but not limited to legal fees, banking fees, lender fees and appraisals on behalf of Old Xcel.  Following the Closing Date, Mr. D’Loren was reimbursed approximately $162,000 for these expenses.

Todd Slater

On August 12, 2011, Old XCel entered into a one year agreement which was amended on October 4, 2011, with Todd Slater, who has agreed to serve as a director of the Company commencing on the Appointment Date, for services related to the Company’s licensing strategy and introduction of potential licensees.  If during the term of the agreement or during the year following the expiration of the term of the agreement, the Company enters into a license or distribution agreement with a licensee introduced by Mr. Slater, Mr. Slater will receive a commission equal to fifteen percent (15%) of all net royalties received by the Company during the first term of such agreement, payable within thirty days of receipt of the net royalties.  Old XCel has also agreed to pay Mr. Slater an advisory fee of approximately $53,000 within 30 days following the acquisition of the Isaac Mizrahi Business as compensation for strategic advisory services performed by Mr. Slater related to Old XCel’s licensing program prior to the Closing Date.

Earthbound

Earthbound entered into a service agreement with Laugh Club on November 6, 2001 whereby Laugh Club engaged Earthbound to provide brand management and design services for mass-merchandised retail products for the Isaac Mizrahi Business (the “Earthbound Agreement”).  Isaac Mizrahi, individually, is the controlling member and manager of Laugh Club and IM Ready-Made, LLC.  On September 3, 2002, Laugh Club assigned all of the rights and obligations in the Earthbound Agreement to IM Ready. Earthbound has no common ownership, direct or indirect, with either IM Ready or Laugh Club.  The Earthbound Agreement expires December 31, 2014; however certain beneficial rights extend beyond the expiration date to Earthbound for as long as IM Ready receives revenues procured by Earthbound.

In connection with the consummation of the Isaac Mizrahi Business, Old XCel and Earthbound entered into the Contribution Agreement pursuant to which Earthbound contributed to Old XCel the Earthbound Agreement and the Earthbound Assets in exchange for 944,688 shares of the Company’s Common Stock, and Earthbound agreed to purchase one Unit in the Offering. Old XCel terminated the Earthbound Agreement effective as of the Closing Date.

Effective as of the Closing Date, IM Ready and Earthbound entered into the Services Agreement pursuant to which Earthbound will provide transitional services, for which Earthbound received from IM Ready $600,000 in cash on the Closing Date and for which Earthbound will receive the Future Payment of $1,500,000 payable over the next five years. The Company assumed the obligations related to the Future Payment from IM Ready upon its acquisition of the Isaac Mizrahi Business. Additionally, so long as a principal of Earthbound serves as a member on the board of directors of the Company (Jeffrey Cohen, a principal of Earthbound, agreed to serve as a director commencing on the Appointment Date), Earthbound will have the right to appoint a board observer.  Earthbound has appointed Jack Dweck, a principal of Earthbound and a principal stockholder of the Company, as its observer.

Licensing Agreement

On August 2, 2011, Old XCel entered into a licensing agent agreement with Adam Dweck, an Executive Vice President of Earthbound pursuant to which Mr. Dweck is entitled to a five percent (5%) commission on any royalties we receive under any new license agreements that he procures for us during the initial term of such license agreements. We also granted Mr. Dweck options to purchase 25,000 shares of common stock at an exercise price of $5.00 per share.  One half of the options will vest on each of the first and second anniversary dates of the date of the award if Mr. Dweck procures licenses which generate $1 million or more of royalties for the Company during each such year. In addition, Mr. Dweck may earn the right to receive additional warrants upon the satisfaction of certain agreed upon target performance criteria.  Adam Dweck is the son of Jack Dweck.

Offering

Marisa Gardini, our Executive Vice President of Strategic Planning and Marketing and, commencing on the Appointment Date, a director;  the Irrevocable Trust of Rose Dempsey; the D’Loren Family Trust; James Haran, our Chief Financial Officer; Seth Burroughs, our Executive Vice President of Business Development and Treasury; and Mark DiSanto, who has agreed to serve as a member of our board of directors commencing on the Appointment Date, purchased 2; .495; .255; .15; .10 and .25 Units in the Offering, respectively, for purchase prices of $1,000,000; $247,500; $127,500; $75,000; $50,000; and $125,000, respectively, on the same terms and conditions as other investors in the Offering.

Review, Approval and Ratification of Related Party Transactions

Prior to the Merger, the Company had not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above.  The Company intends that transactions with its executive officers, directors and significant shareholders will, on a going-forward basis, be subject to the review, approval or ratification of its board of directors, or an appropriate committee thereof.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

Arik Eshel, CPA & Associates (“Arik”) served as NetFabric’s independent auditor in connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2010 and 2009, and review of the subsequent interim period through June 30, 2011.  In connection with the Merger, our board of directors recommended and approved the appointment of Rothstein Kass & Company, P.C. (“Rothstein Kass”) as the independent auditor for the Company.  Rothstein Kass audited IM Ready’s financial statements for the fiscal years ended December 31, 2010 and 2009, as well as the Old XCel financial statements for the period from inception to December 31, 2010 and review of the subsequent interim period through June 30, 2011.

During the fiscal years ended December 31, 2010 and 2009 and through the date hereof, neither us nor anyone acting on our behalf consulted Rothstein Kass with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to us or oral advice was provided that Rothstein Kass concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

For a more detailed discussion of our change in auditor, please refer to Item 4.01 below.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Merger, as of September 29, 2011, we issued 944,688 shares of Common Stock to the Old XCel stockholders.

Pursuant to the Earthbound Agreement, Earthbound held certain rights related to the IM Trademarks and provides certain design services for IM Ready.  In connection with the consummation of the acquisition by the Company of the Isaac Mizrahi Business, Old XCel and Earthbound entered into the Contribution Agreement pursuant to which, on the Closing Date, Earthbound contributed to the Company (i) the Earthbound Agreement and (ii) the Earthbound Assets in exchange for 944,688 shares of Common Stock and also purchased one (1) Unit in the Offering.  The closing of the acquisition of the Isaac Mizrahi Business and Earthbound Assets occurred in conjunction with the consummation of the Merger, after which the Company terminated the Earthbound Agreement.

Simultaneously with the Merger, pursuant to the Purchase Agreement (as defined above), we issued the IM Ready Stock Consideration (as defined above) of 2,759,000 shares of Common Stock to IM Ready.

Pursuant to the Securities Purchase Agreement, on September 29, 2011, we issued to 19 investors a total of 861,000 shares of Common Stock and 430,500 warrants to purchase shares of Common Stock.  Marisa Gardini, our Executive Vice President of Strategic Planning and Marketing and, commencing on the Appointment Date, a director;  the Irrevocable Trust of Rose Dempsey; the D’Loren Family Trust; James Haran, our Chief Financial Officer; Seth Burroughs, our Executive Vice President of Business Development and Treasury; and Mark DiSanto, who has agreed to serve as a member of our board of directors commencing on the Appointment Date, purchased 2; .495; .255; .15; .10 and .25 Units in the Offering, respectively, for purchase prices of $1,000,000; $247,500; $127,500; $75,000; $50,000; and $125,000, respectively, on the same terms and conditions as other investors in the Offering.  Each investor in the Offering represented to us that they were an accredited investor and were provided access to information regarding Old XCel and the Isaac Mizrahi Business substantially similar to that which would be required in a registered offering.  No information was provided to such investors about NetFabric, however.

At the Closing, the Company issued the Lender Warrants.

At the Closing, the Company issued the Agent Warrants.

At the Closing, the Company issued the Management, Director and Licensee Securities.

At the Closing, we issued 47,132 shares of Common Stock to the designee of Stephen Cole-Hatchard, for Mr. Hatchard’s agreement to continue to serve as a Director until the Appointment Date.

None of the above referenced issuances were registered under the Securities Act and all of the above referenced issuances qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these stockholders represented to us that they had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Previous Independent Registered Public Accounting Firm.

i.	On September 29, 2011, we dismissed Arik as our independent registered public accounting firm. The Board of Directors of the Company approved such resignation on September 29, 2011.

ii.	The Company’s Board of Directors participated in and approved the decision to change our independent registered public accounting firm.

iii.
Arik’s reports on the financial statements of the Company for the years ended December 31, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

iv.
In connection with the audit and review of the financial statements of the Company through September 29, 2011, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with Arik’s opinion to the subject matter of the disagreement.

v.
In connection with the audited financial statements of the Company for the years ended December 31, 2010 and 2009 and the subsequent interim period through September 29, 2011, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

vi.
The Company provided Arik with a copy of this Current Report on Form 8-K/A and requested that Arik furnish it with a letter addressed to the SEC stating whether or not they agree with the above statements. The Company has received the requested letter from Arik, and a copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K/A.

(b)	Engagement of New Independent Registered Public Accounting Firm.

i.
On September 29, 2011, the Board appointed Rothstein Kass as the Company’s new independent registered public accounting firm. The decision to engage Rothstein Kass was approved by the Company’s Board of Directors on September 29, 2011. Rothstein Kass audited the financial statements of the Isaac Mizrahi Business for the fiscal years ended December 31, 2010 and 2009, as well as the Old XCel’s financial statements for the period from inception to December 31, 2010.

ii.
Prior to September 29, 2011, the Company did not consult with Rothstein Kass regarding (1) the application of accounting principles to a specified transactions, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01 Changes in Control of Registrant.

As explained more fully in Items 1.01 and 2.01, in connection with the Merger, on September 29, 2011, we issued 944,688 shares of Common Stock to the Old XCel shareholders and, pursuant to the Company’s and Old XCel’s obligations under the Purchase Agreement, 2,759,000 shares to IM Ready and 944,688 shares to Earthbound.  As such, immediately following the Merger and the transactions related thereto, prior to the Offering, the Old XCel stockholders and the IM Ready stockholders together hold a majority of the total voting power of our common stock entitled to vote prior to the Offering.

Pursuant to the Voting Agreement, IM Ready agreed to appoint a person designated by the Board of Directors as IM Ready’s irrevocable proxy and attorney-in-fact with respect to the shares of Common Stock received by IM Ready in connection with the Merger.  The proxy holder shall vote in favor of matters recommended or approved by the Board of Directors.

In connection with the Merger, and as explained more fully in the above Items 1.01 and 2.01 under the section titled “Management” and below in Item 5.02 of this Current Report on Form 8-K/A, Cristiano Germinario and Vasan Thatham resigned from their officer positions with the Company, and Cristiano Germinario resigned from the board of directors effective immediately on the Closing Date.  Stephen J. Cole-Hatchard has agreed to resign from the Board of Directors upon the Appointment Date.  Further, for a discussion of executive officers and directors appointed at the Closing Date and appointed effective as the Appointment Date, please see the discussion contained in the section above entitled “Directors and Executive Officers.”

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)	Resignation of Directors

On the Closing Date, Cristiano Germinario resigned from our Board of Directors. Stephen Cole-Hatchard has agreed to resign from the Board of Directors on the Appointment Date. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

(b)	Resignation of Officers

On the Closing Date, Cristiano Germinario and Vasan Thatham resigned from their positions as Chief Executive Officer and President and as Chief Financial Officer.  The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

(c)	Appointment of Directors and Officers

The following persons were appointed as our officers and directors at Closing:

NAME	AGE	POSITION
Robert W. D’Loren	53	Chairman of the Board and Chief Executive Officer
James F. Haran	50	Chief Financial Officer and Assistant Secretary
Giuseppe “Joe” Falco	40	President and Chief Operating Officer of the Isaac Mizrahi Brand
Marisa Gardini	44	Executive Vice President of Strategic Planning and Marketing
Seth Burroughs	31	Executive Vice President of Business Development and Treasury
Stephen J. Cole- Hatchard	54	Director

Stephen J. Cole-Hatchard has agreed to resign on the Appointment Date, and Marisa Gardini and the following individuals have agreed to serve as directors commencing on the Appointment Date:

NAME	AGE	POSITION
Jeffrey Cohen	51	Director
Mark DiSanto	49	Director
Todd Slater	49	Director
Edward Jones, III	63	Director
Howard Liebman	69	Director

The business background descriptions of the newly appointed directors and officers as set forth in Section 2.01 are hereby incorporated in this Section 5.02 by reference.

(d)	Employment Agreements of the Executive Officers

The description of the employment agreements as set forth in Section 2.01 are hereby incorporated in this Section 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Immediately following the Merger, Old XCel, as a wholly owned subsidiary of NetFabric, merged with and into NetFabric through the filing of a short form merger agreement with the State of Delaware; and pursuant to such agreement, NetFabric changed its name to XCel Brands, Inc.

On the Closing Date, the board of directors approved an amendment to the bylaws of the Company authorizing the board of directors to fix the number of directors comprising the board.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Merger, we have adopted a Code of Ethics which is filed hereto as Exhibit 14.1.

Item 5.06 Change In Shell Company Status

As explained more fully in Items 1.01 and 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the Closing of the Merger.  As a result of the Merger, IM Brands became our wholly owned subsidiary and became our main operational business.  Consequently, we believe that the Merger has caused us to cease to be a shell company.  For information about the Merger, please see the information set forth above under Items 1.01 and 2.01 of this Current Report on Form 8-K/A which information is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

The Audited Consolidated Financial Statements of the Isaac Mizrahi Business as of December 31, 2010 and 2009 and the Unaudited Consolidated Financial Statements for the Six Months Ended June 30, 2011, of the Isaac Mizrahi Business are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

The Audited Consolidated Financial Statements of Old XCel as of December 31, 2010 and the Unaudited Financial Statements for the Six Months Ended June 30, 2011, of Old Excel are filed as Exhibit 99.3 to this current report and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The Unaudited Pro Forma Condensed Combined Financial Statements of Old XCel and the Isaac Mizrahi Business for the six months ended June 30, 2011 and the year ended December 31, 2010 are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

(c)	Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)	Exhibits.

Exhibit Number	Description
3(i)(a)	Amendment to the Amended and Restated Certificate of Incorporation of NetFabric Holdings, Inc. (1)
3(i)(b)	Certificate of Ownership and Merger of XCel Brands, Inc. into NetFabric Holdings, Inc.
3(ii)	Amendment to Bylaws
4.1	2011 Equity Incentive Plan and Forms of Award Agreements
4.2	Form of Investor Warrant issued in connection with the private placement consummated on September 29, 2011
4.3	Registration Rights Agreement between XCel Brands, Inc. and the several purchasers, entered into as of September 29, 2011
4.4	Form of Executive Warrant
4.5	Form of Director Option
4.6	Warrant issued to Giuseppe Falco dated September 29, 2011
4.7	Warrant issued to Great American Life Insurance Company dated September 29, 2011
4.8	Warrant issued to Great American Insurance Company dated September 29, 2011
4.9	Rights Agreement by and among XCel Brands, Inc., Great American Life Insurance Company and Great American Insurance Company, dated September 29, 2011
9.1	Voting Agreement between XCel Brands, Inc. and IM Ready-Made, LLC, dated as of September 29, 2011

Exhibit Number	Description
10.1
Asset Purchase Agreement by and among XCel Brands, Inc., IM Brands, LLC, IM Ready-Made, LLC, Isaac Mizrahi and Marisa Gardini, dated as of May 19, 2011, as amended on July 28, 2011, as amended on September 15, 2011, as amended on September 21, 2011, as amended on September 29, 2011 +

10.2	Promissory Note between XCel Brands, Inc. and IM Ready-Made, LLC, dated September 29, 2011
10.3	Form of Management Lockup Agreement
10.4	Lockup Agreement between NetFabric Holdings, Inc. and IM Ready-Made, LLC, dated September 29, 2011
10.5	Second Amended and Restated Agreement and Consent to Assignment by and among QVC, Inc., IM Brands, LLC, IM Ready Made, LLC, XCel Brands, Inc. and Isaac Mizrahi, dated September 28, 2011*
10.6	Contribution Agreement by and among Earthbound, LLC, IM Ready-Made, LLC and XCel Brands, Inc. dated August 16, 2011
10.7	Amendment to Contribution Agreement by and among Earthbound, LLC, IM Ready-Made, LLC and XCel Brands, Inc. dated September 20, 2011
10.8	Release and Transition Services Agreement by and among Earthbound, LLC, IM Ready-Made, LLC and XCel Brands, Inc., dated August 16, 2011
10.9
Assignment and Assumption, New York Landlord Consent by and among Adler Holdings III, LLC, IM Ready-Made, LLC and XCel Brands, Inc., dated September 29, 2011, and Guaranty by IM Brands, Inc., dated September 29, 2011

10.10	Agreement of Merger and Plan of Reorganization by and among NetFabric Holdings, Inc., NetFabric Acquisition Corp., and XCel Brands, Inc., dated September 29, 2011 +
10.11	Credit Agreement by and among IM Brands, LLC, the several lenders, and MidMarket Capital Partners, LLC, as administrative agent, dated September 29, 2011 +
10.12	Guarantee and Collateral Agreement by and among IM Brands, LLC, XCel Brands, Inc., and MidMarket Capital Partners, LLC, as administrative agent, dated September 29, 2011
10.13	Subordination Agreement, by and among IM Ready-Made, LLC, IM Brands, LLC, XCel Brands, Inc., and MidMarket Capital Partners, LLC, as administrative agent, dated September 29, 2011
10.14	Services Agreement between XCel Brands, Inc. and Todd Slater, dated August 12, 2011
10.15	Amendment to the Services Agreement between XCel Brands, Inc. and Todd Slater, dated October 4, 2011
10.16	Employment Agreement entered into with Robert D’Loren, dated September 22, 2011
10.17	Employment Agreement entered into with Giuseppe Falco, dated August 1, 2011
10.18	Employment Agreement entered into with James Haran, dated September 22, 2011

Exhibit Number	Description
10.19	Employment Agreement entered into with Seth Burroughs, dated September 22, 2011
10.20	Employment Agreement entered into with Isaac Mizrahi, dated May 19, 2011
10.21	Employment Agreement entered into with Marisa Gardini, dated May 19, 2011
14.1	Form of Code of Business Conduct and Ethics for XCel Brands, Inc.
16.1	Letter from Arik Eshel, CPA & Associates (3)
99.1
Audited Consolidated Financial Statements for the Years Ended December 31, 2010 and 2009, and Unaudited Consolidated Financial Statements for the Six Months Ended June 30, 2011 of the Isaac Mizrahi Business (2)

99.2	Unaudited Pro Forma Condensed Combined Financial Statements of Old XCel and the Isaac Mizrahi Business for the Six Months Ended June 30, 2011 and the year ended December 31, 2010 (2)
99.3	Audited Consolidated Financial Statements for Old XCel for the Year Ended December 31, 2010 and Unaudited Financial Statements for the Six Months Ended June 30, 2011
99.4	Audit Committee Charter
99.5	Compensation Committee Charter
99.6	Nominating and Corporate Governance Committee Charter

Unless otherwise noted, each exhibit was previously filed with the Current Report on Form 8-K filed on October 5, 2011 for the event dated September 29, 2011.

*  Portions of this exhibit were omitted pursuant to a Request for Confidential Treatment and filed separately with the Securities and Exchange Commission.  Such portions are designated “***”.

+ Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. XCel Brands, Inc. hereby undertakes to furnish supplementally to the Securities and Exchange Commission copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

(1)  Incorporated by reference to the applicable exhibit filed with the Company’s Current Report on Form 8-K, filed October 4, 2011 for the event dated September 28, 2011.

(2)  Incorporated by reference to the applicable exhibit filed with the Company’s Current Report on Form 8-K/A, filed December 15, 2011 for the event dated September 29, 2011.

(3)  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned thereunto duly authorized.

XCEL BRANDS, INC.
(Registrant)

By:	/s/ James F. Haran
James F. Haran
Chief Financial Officer

Date: January 12, 2012